UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2023

To the Stockholders of TransAct Technologies Incorporated:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of TransAct Technologies Incorporated (the “Company”), a Delaware corporation, is scheduled to be held on Tuesday, June 6, 2023 at 10:00 a.m. Eastern Time. This year, we are holding the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TACT2023. The Annual Meeting will be held virtually via the Internet to permit expanded access, improved communication and cost savings for our stockholders. We believe that a virtual meeting is in the best interests of our stockholders because it enables stockholders to attend, participate and ask questions from around the world. As a result, you will not be able to attend the Annual Meeting at a physical location. Instead, you will be able to participate, submit questions and vote your shares electronically. To vote or ask questions at the Annual Meeting, you must retain your 16-digit control number. Please carefully review the Proxy Statement for further instructions on how to access the Annual Meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

(1)     To elect two directors to each serve a one-year term expiring at the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)     To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2023;

(3)     To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

(4)     To approve the Company’s 2014 Equity Incentive Plan, as amended and restated in 2023 to increase the number of shares available for issuance under such plan; and

(5)     To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 10, 2023 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. As always, we encourage you to submit your proxy as soon as possible and prior to the Annual Meeting via the Internet or by telephone even if you plan to participate in the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may also complete, sign, date and return the proxy card promptly in the accompanying postage-prepaid envelope. Submitting your proxy will ensure that your shares are represented at the Annual Meeting, regardless of whether you attend the Annual Meeting, and will not prevent you from voting virtually at the Annual Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by delivering to the Company a later-dated proxy card, delivering a written notice of revocation to the Company, submitting a later proxy via Internet or telephone, or voting at the Annual Meeting.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on June 6, 2023: The Proxy Statement for the Annual Meeting, the TransAct Technologies Incorporated 2022 Annual Report and the means to vote by Internet are available at www.proxyvote.com. This Proxy Statement and the TransAct Technologies Incorporated 2022 Annual Report are also available at www.transact-tech.com by clicking on Investor Relations and then selecting “2023 Annual Meeting” from the menu.

By Order of the Board of Directors,

Steven A. DeMartino
Secretary

Hamden, Connecticut

April 21, 2023

TRANSACT TECHNOLOGIES INCORPORATED
One Hamden Center
2319 Whitney Avenue
Suite 3B
Hamden, CT 06518

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2023

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

On or about April 21, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to stockholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of TransAct Technologies Incorporated (“TransAct,” the “Company,” “we,” “us,” or “our”) for use at the 2023 Annual Meeting of Stockholders of the Company and any adjournments or postponements, rescheduling or continuations thereof (the “Annual Meeting”), to be held on Tuesday, June 6, 2023, beginning at 10:00 a.m. Eastern Time. We are furnishing our proxy materials to stockholders primarily electronically, and the Notice informs stockholders that this Proxy Statement, the 2022 Annual Report and voting instructions are available online at www.proxyvote.com. As more fully described in the Notice, stockholders also may request paper copies of the proxy materials.

We are holding the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TACT2023. Stockholders of record and beneficial owners as of the close of business on April 10, 2023 (the “Record Date”) may attend the Annual Meeting virtually and vote their shares at the Annual Meeting at www.virtualshareholdermeeting.com/TACT2023. Stockholders will have opportunities to participate, as they would at an in-person meeting, including the opportunity to vote and submit questions at the Annual Meeting using the directions on the Annual Meeting website. We intend to answer questions pertinent to Company matters as time allows at the Annual Meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Stockholder questions related to personal matters, that are not pertinent to the Annual Meeting or other Company matters, or that contain derogatory references to individuals, use offensive language or are otherwise inappropriate, will not be addressed. To vote or ask questions at the Annual Meeting, you must log in at www.virtualshareholdermeeting.com/TACT2023 using your 16-digit control number, which can be found on your Notice, proxy card or voting instruction form. To be able to vote and submit questions at the Annual Meeting, you must retain your control number.

If you are the beneficial owner of shares that are registered in the name of a broker, bank or other nominee, you may need to obtain a legal proxy and a control number from your broker, bank or other nominee to be able to vote and ask questions at the Annual Meeting. Beneficial owners with questions regarding attendance at, participation in or voting at the Annual Meeting should contact the broker, bank or other nominee in whose name the shares are registered. See “Voting Your Shares — Beneficial Owners” below.

Those without a control number may attend the Annual Meeting as guests, but will not have the option to vote or to ask questions at the Annual Meeting. Please carefully review the section below titled “Attending the Annual Meeting” for further instructions on how to access the live webcast. If you encounter any difficulties accessing the virtual meeting during registration or at the Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page. Technical support will be available at the Annual Meeting and for the 15 minutes before the start of the Annual Meeting.

Your vote is important. As always, we encourage you to submit your proxy as soon as possible and prior to the Annual Meeting via the Internet or by telephone even if you plan to participate in the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may also mark, sign, date and return the proxy card promptly in the accompanying postage-prepaid envelope. Submitting your proxy now will ensure that your shares are represented at the Annual Meeting, regardless of whether you attend the Annual Meeting, and will not impact your ability to vote virtually at the Annual Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by delivering to the Company a later-dated proxy card, delivering a written notice of revocation to the Company, submitting a later proxy via Internet or telephone, or voting at the Annual Meeting.

Voting Rights and Eligibility

Stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each holder of common stock is entitled to cast one vote for each share of common stock held on the Record Date. There were 9,953,693 shares of common stock issued and outstanding and entitled to vote at the close of business on the Record Date.

Quorum

Shares representing a majority of the shares issued, outstanding and entitled to be voted at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum.

If a quorum is not present or represented by proxy at the Annual Meeting, the Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the chair of the Annual Meeting, or the stockholders entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy, may adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Annual Meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the Annual Meeting.

Broker Non-Votes

Brokers, banks or other nominees are not permitted to vote your shares with respect to proposals that are deemed “non-routine” without instructions from you because such holders do not have discretionary voting power on “non-routine” proposals. Accordingly, a broker non-vote occurs when a broker, bank or other nominee holds shares for a beneficial owner, but is not empowered to vote on a particular proposal because the proposal is considered “non-routine” and the beneficial owner has not provided voting instructions on that proposal. The election of directors, the non-binding, advisory vote on the compensation of our named executive officers and the proposal to approve the Company’s 2014 Equity Incentive Plan, as amended and restated in 2023 (the “2023 Amended and Restated Plan”) are deemed to be “non-routine” matters. As a result, if your shares are held in the name of a broker, bank or other nominee and you do not instruct the broker, bank or other nominee how to vote with respect any such proposal, your shares will not be counted as having been voted on that proposal. However, the ratification of our independent registered public accounting firm is considered a “routine” matter. Therefore, brokers would have discretion to vote on this proposal without having received timely voting instructions from you.

Voting Your Shares

You may vote “For” or “Withhold” with respect to the election of each of the director nominees. For the ratification of our independent registered public accounting firm, the non-binding, advisory vote on executive compensation and the proposal to approve the 2023 Amended and Restated Plan, you may vote “For” or “Against” or “Abstain” from voting on each proposal.

Stockholders of Record

If you hold shares in your name as a holder of record, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record with shares registered in your name, you may vote by one of the following methods:

•        At the Annual Meeting — To vote at the Annual Meeting, you must visit the virtual meeting website at www.virtualshareholdermeeting.com/TACT2023, log in using your 16-digit control number and follow the voting instructions on the website.

•        Via the Internet — To submit your proxy by Internet, go to www.proxyvote.com and follow the instructions on the secure website. The deadline for proxy submission via the Internet is 11:59 p.m. Eastern Time on June 5, 2023.

•        By Telephone — To submit your proxy by telephone, call 1-800-690-6903 and follow the instructions. The deadline for proxy submission by telephone is 11:59 p.m. Eastern Time on June 5, 2023.

•        By Mail — To submit your proxy by mail, complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the proxy card. Proxy cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted in accordance with the instructions therein.

If your shares are held in more than one account, you will receive more than one proxy card. In that case, you are urged to vote all of your shares by signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided. If you submit your proxy via the Internet by visiting www.proxyvote.com, please do so once for each proxy card you receive to ensure that all of your shares are voted.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, you may receive a separate voting instruction form, or you may need to contact your broker, bank, or other nominee to determine whether you will be able to provide voting instructions electronically via the Internet. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by submitting voting instructions to such person in accordance with the directions outlined by the broker, bank or other nominee. If your shares are held in more than one account or through multiple brokers, banks or nominees, you may receive multiple voting instruction forms. Please follow the instructions on each such form you receive to ensure that all of your shares are voted in accordance with your instructions.

In the event you are considered the “beneficial owner” of shares held in “street name” and you wish to vote at the Annual Meeting, you must obtain a valid proxy and a control number from your broker, bank or other holder of record. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form. For instructions on how to vote at the Annual Meeting, see below under “Attending the Annual Meeting.”

Failure to Specify Voting Instructions; Board Recommendation

All validly submitted proxies will be voted in accordance with the instructions they contain, unless timely and properly revoked. If you return a signed and dated proxy card but do not specify your voting instructions with respect to a particular proposal, your shares will be voted in accordance with the recommendations of our Board. The Board recommends that you vote:

•        Proposal 1 — “FOR” the election of each of Audrey P. Dunning and Daniel M. Friedberg to serve a one-year term until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

•        Proposal 2 — “FOR” the ratification of the selection of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for 2023;

•        Proposal 3 — “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement; and

•        Proposal 4 — “FOR” the approval of the 2014 Equity Incentive Plan, as amended and restated in 2023 to increase the number of shares available for issuance under such plan.

A valid proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters, which, although not described in this Proxy Statement, are properly presented for action at the Annual Meeting, to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the date of this Proxy Statement, the Board is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. Should any other matter requiring a vote of the stockholders properly arise at the Annual Meeting, the proxies confer upon the persons named in the accompanying proxy card the authority to vote in respect of any such other matter in their discretion, to the extent permitted by Rule 14a-4(c) of the Exchange Act.

Required Vote

Directors are elected by a plurality of the votes of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In an uncontested election like the election at the Annual Meeting, where the number of nominees does not exceed the number of seats available, all of the nominees will be elected if they receive any “For” votes. If you “Withhold” authority to vote on any nominee’s election, this will not have an impact on the outcome of the voting with respect to the election of directors. Broker non-votes also will have no effect on the outcome of the voting with respect to the election of directors.

The affirmative vote of the holders of a majority of the voting power of the stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to ratify the selection of Marcum as the Company’s independent registered public accounting firm for the 2023 fiscal year. Abstentions, in effect, count as negative votes because they are shares present in person or represented by proxy that are entitled to vote and not voted in the affirmative. Brokers, banks and other nominees will have discretion to vote on the ratification of the appointment of Marcum as the Company’s independent registered public accounting firm for fiscal year 2023 in the absence of voting instructions from the beneficial owner, so we do not anticipate any broker non-votes on this proposal. In the event that stockholders do not ratify the appointment of Marcum, the Audit Committee will reconsider the appointment but will not be obligated to change the Company’s independent registered public accounting firm.

The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For such proposal, abstentions in effect count as negative votes, because they are shares present or represented by proxy at the Annual Meeting that are entitled to vote and are not voted in the affirmative. Broker non-votes are not counted as part of the vote total (because they represent shares that are not “entitled to vote” on such proposal) and have no effect on the outcome of the voting with respect to such proposal. The vote for the approval of the compensation of our named executive officers is on an advisory basis and is therefore non-binding.

The proposal to approve the 2023 Amended and Restated Plan requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For such proposal, abstentions in effect count as negative votes, because they are shares present or represented by proxy at the Annual Meeting that are entitled to vote and are not voted in the affirmative. Broker non-votes are not counted as part of the vote total (because they represent shares that are not “entitled to vote” on such proposal) and have no effect on the outcome of the voting with respect to such proposal.

Revocation of Proxies

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by: (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, or (iii) voting at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company as follows: TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary. A later-dated proxy card or written revocation must be received before the Annual Meeting by the Secretary of the Company. A stockholder may also revoke a proxy by submitting a new proxy via the Internet at www.proxyvote.com or by phone at 1-800-690-6903 no later than 11:59 P.M. Eastern Time on June 5, 2023. Attendance at the Annual Meeting does not, without further action, revoke the appointment of a proxy; however, you may revoke a previously submitted proxy by voting virtually at the Annual Meeting before your proxy is exercised. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/TACT2023; to vote at the Annual Meeting, you will need to log in with the 16-digit control number located on your Notice, proxy card or voting instruction form. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company’s Secretary or other person responsible for tabulating votes on behalf of the Company.

Solicitation of Proxies

This proxy solicitation is being made by the Board. The cost of the solicitation will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile, email, or other electronic means by officers, directors and employees of the Company. We will not specially compensate those persons for such solicitation activities. Although we do not expect to do so, we may retain a proxy-soliciting firm to assist us in soliciting proxies. If so, we would pay the proxy soliciting firm a fee and reimburse it for certain out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

Attending the Annual Meeting

You are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on the April 10, 2023 Record Date, or if you hold a legal proxy for the Annual Meeting provided by your bank, broker or other nominee. Guests may also attend the Annual Meeting virtually but will not be able to ask questions or vote at the Annual Meeting. The Annual Meeting will be held virtually via the Internet to permit expanded access, improved communication and cost savings for our stockholders. As a result, you will not be able to attend the Annual Meeting in person at a physical location.

TO ENSURE THAT YOU ARE ABLE TO VOTE AND ASK QUESTIONS AT THE ANNUAL MEETING, YOU MUST RETAIN YOUR 16-DIGIT CONTROL NUMBER.

The Annual Meeting is scheduled to be held on June 6, 2023 at 10:00 a.m. Eastern Time via live webcast. You can access the Annual Meeting online at www.virtualshareholdermeeting.com/TACT2023. We encourage you to access the meeting prior to the start time and to leave ample time to log in. To be able to vote at and ask questions at the Annual Meeting, you will need to enter your 16-digit control number, which is located on your Notice, proxy card or voting instruction form.

Information about the Notice of Internet Availability of Proxy Materials

Instead of mailing a printed copy of our proxy materials, including our annual report, to all of our stockholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 21, 2023, the Notice is first being mailed to stockholders of record as of April 10, 2023, and this Proxy Statement, the 2022 Annual Report and voting instructions are available online at www.proxyvote.com. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Multiple Copies of Notice, Annual Report and Proxy Statement

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called householding. Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all stockholders having that address and last name. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our postage fees.

For holders of record who have requested to receive printed proxy materials by mail, when more than one holder of Company common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those stockholders. Similarly, brokers and other intermediaries holding shares of Company common stock in “street name” for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly, upon written or oral request, a separate copy of the 2022 Annual Report and this Proxy Statement to any stockholder, including a beneficial owner of stock held in “street name,” at a shared address to which a single copy of either of those documents was delivered. You may make such a request in writing to TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary or by calling (203) 859-6800. This Proxy Statement and the 2022 Annual Report are available at www.proxyvote.com.

You may also contact us at the address or telephone number above if you are a stockholder of record of the Company and you wish to receive a separate annual report or proxy statement, as applicable, in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in “street name” and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker, bank or other nominee who holds the shares on your behalf.

Smaller Reporting Company — Scaled Disclosure

Pursuant to Item 10(f) of Regulation S K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with certain scaled disclosure requirements applicable to “smaller reporting companies” with respect to certain portions of the executive compensation disclosure in this Proxy Statement. Accordingly, we are providing disclosure regarding the compensation of three named executive officers, rather than five, are disclosing the compensation of these officers for the last two fiscal years, rather than three, and have omitted compensation committee interlocks disclosure and certain compensation tables that are not required to be included in proxy statements of smaller reporting companies. However, we have elected to voluntarily provide Compensation Discussion and Analysis disclosure, and a Compensation Committee Report, in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 10, 2023 by: (i) each person known by the Company to own beneficially more than 5% of the Company’s common stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such person’s name and the address of the holder is One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518.

Name of Beneficial Owner —————————————	Shares Beneficially Owned —————–	Percent of Class(12) —————
More than 5% Stockholders:
B. Riley Financial, Inc.(1)	1,034,366	10.39%
325 Capital LLC(2)	1,013,489	10.18%
Harbert Discovery Fund, LP(3)	640,168	6.43%
Grand Slam Asset Management, LLC, Grand Slam Capital Master Fund, Ltd. and Mitchell Sacks(4)	543,139	5.46%

Directors, Executive Officers and Director Nominees:
Daniel M. Friedberg(5)	1,013,489	10.18%
Bart C. Shuldman(6)	713,297	6.77%
Steven A. DeMartino(7)	326,844	3.21%
John M. Dillon(8)	97,000	*
Brent Richtsmeier(9)	19,043	*
Haydee Ortiz Olinger	16,460	*
Emanuel P. N. Hilario	9,975	*
Randall S. Friedman	4,150	*
Audrey P. Dunning(10)	1,700	*
All current directors and executive officers as a group (9 persons)(11)	1,530,536	14.88%

____________

*        Less than 1% of the outstanding common stock.

(1)      The information listed in the table and this footnote is based solely on the Schedule 13D/A filed on October 11, 2022 by B. Riley Financial, Inc. (“BRF”), B. Riley Securities, Inc. (“BRS”) and Bryant R. Riley reporting the beneficial ownership of the reporting persons on October 3, 2022. BRS, BRF and Bryant R. Riley share voting and dispositive power over 1,034,366 shares. BRS, a broker dealer, beneficially owns directly 1,034,366 shares. BRF is the parent company of BRS. As a result, BRF may be deemed to indirectly beneficially own the shares held by BRS. Bryant R. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF and may be deemed to beneficially own the shares held directly by BRS. Bryant R. Riley disclaims beneficial ownership of the shares held by BRS except to the extent of his pecuniary interest therein. The address of each of the reporting persons as reported in the Schedule 13D/A is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California, 90025.

(2)     The share ownership for 325 Capital LLC in the table includes (i) 1,011,789 shares reported as beneficially owned in a Schedule 13D/A filed on March 31, 2022 by 325 Capital Master Fund LP (“325 Master Fund”), 325 Capital GP, LLC (“325 Capital GP”), 325 Capital LLC (“325”), Michael Braner, Daniel Friedberg and Anil Shrivastava (collectively, the “325 reporting persons”) and (ii) 1,700 shares underlying RSUs granted to Mr. Friedberg under the Company’s 2014 Equity Incentive Plan, as Amended and Restated, that are scheduled to convert to shares of common stock within 60 days following April 10, 2023. Based solely on Schedules 13D/A filed on February 3, 2022, February 10, 2022 and March 31, 2022 by the 325 reporting persons, (a) the principal business of 325 Master Fund is investing in securities, (b) the principal business of 325 Capital GP is serving as the general partner of 325 Master Fund and certain affiliated funds, (c) the principal business of 325 is serving as the investment manager to 325 Master Fund and to certain affiliated funds and separately managed accounts (collectively, the “SMAs”), (d) Messrs. Braner, Friedberg, and Shrivastava are Managing Members of 325, (e) 325 Master Fund and 325 Capital GP share voting and dispositive power with respect to 225,328 shares reported in the Schedules 13D/A to be beneficially owned, and (f) 325, Michael Braner, Daniel Friedberg and Anil Shrivastava share voting and dispositive power with respect to all 1,011,789 shares reported in the Schedules 13D/A to be beneficially owned, including 786,461 shares held in the SMAs. Messrs. Braner, Friedber and Shrivastava and 325 also share voting and dispositive power with respect to the 1,700 shares underlying RSUs granted to

Mr. Friedberg. The address of each of the 325 reporting persons, except for 325 Master Fund, as reported in the Schedules 13D/A is 200 Park Avenue, 17th Floor, New York, NY 10016. The address of 325 Master Fund as reported in the Schedules 13D/A is 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(3)      The information listed in the table and this footnote is based solely on the Schedules 13D/A filed on August 4, 2020, February 3, 2022, February 10, 2022 and March 31, 2022 by Harbert Discovery Fund, LP (“Harbert Fund”) Harbert Discovery Fund GP, LLC (the “Fund GP”), Harbert Fund Advisors, Inc. (“HFA”), Harbert Management Corporation (“HMC”), Jack Bryant, Kenan Lucas and Raymond Harbert. Harbert Fund, the Fund GP, HFA, HMC and Messrs. Bryant, Lucas and Harbert share voting and dispositive power over 640,168 shares. Mr. Lucas is the Managing Director and Portfolio Manager of the Fund GP, which serves as the general partner of Harbert Fund. Mr. Bryant is a Senior Adviser to Harbert Fund and a Vice President and Senior Managing Director of HMC. Mr. Harbert is the controlling shareholder, Chairman and Chief Executive Officer of HMC, an alternative asset investment management firm that is the managing member of the Fund GP. Mr. Harbert also serves as the Chairman, Chief Executive Officer and Director of HFA, an indirect, wholly owned subsidiary of HMC, which provides Harbert Fund with certain operational and administrative services. Each of the Fund GP, HFA, HMC and Messrs. Bryant, Lucas and Harbert disclaims beneficial ownership of the reported shares except to the extent of its or his pecuniary interest therein. The address of each of the reporting persons as reported in the Schedules 13D/A is 2100 Third Avenue North, Suite 600, Birmingham, AL 35203.

(4)      The information listed in the table and this footnote is based solely on the Schedule 13D/A filed on May 20, 2019 by Grand Slam Asset Management, LLC (“Grand Slam Asset Management”), Grand Slam Capital Master Fund, Ltd. (“Grand Slam Capital Master Fund”) and Mitchell Sacks reporting the beneficial ownership of the reporting persons on such date. Grand Slam Asset Management is the investment manager of, and may be deemed to indirectly beneficially own securities owned by, Grand Slam Capital Master Fund. Grand Slam Asset Management is an advisor for certain separate managed accounts (collectively, the “Managed Accounts”) and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Mr. Sacks is the managing member of, and may be deemed to beneficially own, securities beneficially owned by, Grand Slam Asset Management. Grand Slam Capital Master Fund, the Managed Accounts and Mr. Sacks (and Mr. Sacks’ spouse) are the record and direct beneficial owner of the securities covered by the Schedule 13D/A. The Schedule 13D/A reports that Mitchell Sacks has sole voting and dispositive power over 3,900 shares and shares with Grand Slam Asset Management, LLC voting and dispositive power over 539,239 shares, which includes the 436,939 shares owned by Grand Slam Capital Master Fund. The address of the reporting persons as reported in the Schedule 13D/A is 2160 North Central Road, Suite 306, Fort Lee, NJ 07024.

(5)      Consists of the shares beneficially owned by 325 and its affiliates, as detailed in note (2) above, including 1,700 shares underlying RSUs granted under the Company’s 2014 Equity Incentive Plan, as Amended and Restated, that are scheduled to convert to shares of common stock within 60 days following April 10, 2023.

(6)      Includes 1,500 shares owned by Mr. Shuldman’s spouse in an individual retirement account. Includes 579,875 shares subject to options currently exercisable or to become exercisable within 60 days following April 10, 2023 granted under the Company’s 2005 Equity Incentive Plan, the Company’s 2014 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan, as Amended and Restated. Mr. Shuldman stepped down as Chief Executive Officer and as a director on April 4, 2023.

(7)      Includes 238,525 shares subject to options currently exercisable or to become exercisable within 60 days following April 10, 2023 granted under the Company’s 2005 Equity Incentive Plan, the Company’s 2014 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan, as Amended and Restated.

(8)      Includes 30,000 shares subject to options that are currently exercisable granted under the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan.

(9)      Includes 18,325 shares subject to options currently exercisable or to become exercisable within 60 days following April 10, 2023 granted under the Company’s 2014 Equity Incentive Plan, as Amended and Restated.

(10)    Represents shares underlying RSUs granted under the Company’s 2014 Equity Incentive Plan, as Amended and Restated, that are scheduled to convert to shares of common stock within 60 days following April 10, 2023.

(11)    Includes (a) a total of 328,725 shares subject to options currently exercisable or to become exercisable within 60 days following April 10, 2023 granted under the Company’s 2005 Equity Incentive Plan, the Company’s 2014 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan, as Amended and Restated, and (b) a total of 3,400 shares underlying RSUs granted under the Company’s 2014 Equity Incentive Plan, as Amended and Restated, that are scheduled to convert to shares of common stock within 60 days following April 10, 2023. Does not include shares beneficially owned by Mr. Shuldman, who stepped down as the Company’s Chief Executive Officer and as a director on April 4, 2023.

(12)    Percentage ownership is calculated based on 9,953,693 shares of common stock outstanding as of April 10, 2023. In accordance with Rule 13d-3 under the Exchange Act, shares subject to options that are currently exercisable or to become exercisable by the reporting person within 60 days following April 10, 2023 and RSUs held by the reporting person that are scheduled to convert to shares of common stock within 60 days following April 10, 2023 are counted as outstanding for the purpose of calculating such reporting person’s percentage ownership, but are not counted as outstanding for the purpose of calculating the percentage ownership of any other reporting person.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Based on a review of the Forms 3, 4 and 5 filed by such reporting persons and written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and 10% owners were complied with for fiscal year 2022 and prior years, except as previously reported and except that, due to a delay in recovering his EDGAR codes, William DeFrances filed on August 26, 2022 (i) a Form 3 reporting his equity ownership upon commencement of his employment as chief accounting officer on August 2, 2023, and (ii) a Form 4 reporting a stock option grant made to him on August 3, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains a Related Party Transactions Policy relating to the identification, review and approval of related party transactions, consistent with the requirements of The Nasdaq Global Market (“Nasdaq”) and the SEC. The Related Party Transactions Policy, which is administered by our Audit Committee, is set forth in our Standards of Business Conduct and Code of Ethics (the “Standards”) available under the “Corporate Governance” tab on the “Investor Relations” page of our website at www.transact-tech.com.

In particular, the Standards require all directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the Company, including engaging in “Related Party Transactions.” The term “Related Party Transaction” means any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries or Controlled Affiliates (as such term is defined in the policy) is or will be a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any Related Party has or will have a direct or indirect interest. A “Related Party” is defined as any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Company, any stockholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of any such person.

The Chair of the Audit Committee must be notified prior to a Related Party engaging in a Related Party Transaction. The Audit Committee is then responsible for reviewing the transaction. No transaction determined to be a Related Party Transaction will be approved or ratified if the transaction is contrary to the best interests of the Company and its stockholders. In determining whether to approve or ratify a Related Party Transaction, the Audit Committee takes into account such factors as it deems appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

From January 1, 2021 to the date of this Proxy Statement, there have not been any transactions subject to the Company’s Related Party Transactions Policy or of the type described in Item 404 of Regulation S-K, and currently no such transactions are proposed.

CORPORATE GOVERNANCE

The Company strives to maintain corporate governance practices that benefit the long-term interests of the Company’s stockholders by clearly outlining the Company’s duties and responsibilities, providing a framework for active and fruitful discussions among the members of the Board and between the Board and management, and avoiding conflicts of interest and other legal and ethical problems. Accordingly, the Company’s corporate governance practices are designed not only to satisfy regulatory requirements, but also to provide for effective management of the Company.

Information on the Company’s corporate governance practices is available under the “Corporate Governance” tab on the “Investor Relations” page of our website at www.transact-tech.com. The information on the website includes the Company’s Corporate Governance Principles, the charters of the Board Committees, and the Standards, which includes a code of ethics applicable to all directors, officers and employees of the company and its subsidiaries, including the Chief Executive Officer (Principal Executive Officer) (“CEO”), Chief Financial Officer (Principal Financial Officer) (“CFO”), Chief Accounting Officer (Principal Accounting Officer) and Controller. Due to the geographical dispersion of our directors, the directors’ attendance at the Annual Meeting of Stockholders is encouraged, but we have no formal policy that requires attendance. All members of the Board attended the Company’s 2022 Annual Meeting of Stockholders virtually.

Corporate Social Responsibility and Governance Highlights

The Board and management believe that corporate social responsibility and good corporate governance promote accountability to stockholders, enhance investor confidence in the Company and support long-term value creation.

We advance these efforts through our concern for the well-being of our people and communities, and by conducting business fairly and ethically, with a respect for human rights, compliance with laws and regulations, and by adhering to rigorous policies, including the Standards. We intend to develop a sustainability plan and to evaluate the appropriate reporting frameworks and financial metrics to assess our sustainability efforts going forward.

Supply Chain Responsibility and Data Security at TransAct

At TransAct, we work to implement sustainable business practices that minimize harm and maximize benefits to the environment from which materials are sourced through our products’ end-of-life. We have resolved to use sustainable materials in our products to the extent available and possible in furtherance of our commitment to supply chain responsibility. We have implemented a Conflict Minerals Policy that aligns our practices with industry peer standards such as the Responsible Business Alliance, formerly known as the Electronic Industry Citizenship Coalition, and the Global e-Sustainability Initiative (“GeSI”). Our suppliers are expected to adopt policies and management systems with respect to conflict minerals for their own operations, and that of their suppliers, and to conduct due diligence reviews. As part of our conflict minerals due diligence program, we will survey our suppliers directly and expect them to respond in a timely manner, and with full disclosures.

We are also committed to satisfying our customers’ product and service requirements as well as the ISO 9001:2015 requirements through our quality management processes. Our Supplier Quality Manual ensures that our products meet quality standards and are delivered on time with proper verification procedures. We offer factory-trained technicians to service, supply and provide spare parts for our products. In addition, TransAct will take back, at no charge, anything it sells and will recycle parts or products in a way that meets or exceeds the European WEEE (Waste Electrical and Electronic Equipment) directive or its equivalent in any country we do business. Our processes are also compliant with California’s Proposition 65. In addition to quality manufacturing, we offer software technologies that help our clients reduce labor cost, improve employee and operational performance, and enhance the customer experience.

As we enable technical solutions for our clients, robust data security is a top priority. We do not store any personal identifiable information and focus on building a culture of vigilant cyber security within our organization. Through our enterprise risk management plans, we have developed business continuity and disaster recovery plans. We use encryption tools to provide additional levels of security, including dual-factor authentication. Wherever possible, we adhere to the NIST standards, and run regular vulnerability and penetration tests performed by a third party as an additional level of ongoing protection.

However, like other companies in our industry, we have experienced attacks on our data and systems, including malware and computer viruses that we have been able to detect and eliminate. As disclosed on November 16, 2022, a criminal cybersecurity incident impacted our operational and information technology systems. In response to this incident, we worked with a team of forensic experts to understand its extent, implications and causes, and fully restored operations within a remediated environment. Both before and after this incident, we made investments and took steps to enhance our existing cyber security measures and governance, and we continue to invest significant resources to strengthen our cyber defenses and enhance overall risk management capabilities. Management of our cyber security and data protection efforts is handled by our Vice President of Information Technology. Oversight of our information technology, including responsibility for overseeing our cyber security systems and protections, is coordinated through the Board’s Audit Committee, which receives regular updates from management on cyber security, actual and potential vulnerabilities, and incident response related matters.

A Focus on Our People

Over the past several years, the Company has focused on its employees through its recruitment, talent development, and diversity and inclusion efforts. In 2021, we made enhancements to the Standards and our Employee Handbook to include and update our anti-discrimination and zero tolerance harassment policies, and implemented a Whistleblower Policy and an anonymous compliance hotline for employees to report concerns.

We support the advancement of our employees through annual trainings and development assessments conducted via manager engagements and provide internal recognition and promotion opportunities based on these reviews. We value the commitment of our team members and encourage internal promotions and lateral mobility, when appropriate, with a focus on identifying the right candidate for each role.

During 2022, we continued a diversity and inclusion training program for all employees that we began in 2021. The Board has been integral to this process with oversight coordinated through our Nominating and Corporate Governance Committee.

Our Response to Supply Chain Disruptions

The effects of the COVID-19 pandemic on the global economy and on supply chains continue to have a significant impact on our business. We have been impacted by global supply chain issues, increased shipping costs and inflationary pressures, which have increased our costs and, in some instances, slowed our ability to deliver products to our customers. During 2021, our inventory levels decreased significantly as a result of these supply chain disruptions, and we experienced significantly lower sales levels. However, during 2022 we were able to increase our inventory levels and minimize the impact to our customers by successfully modifying our products that were affected by supply chain disruptions, as well as sourcing component parts from alternate suppliers. Although we were able to increase inventory levels during 2022 and expect to continue to do so in 2023, there can be no assurance that new or continuing supply chain disruptions will not affect our products or that we will be able to make timely modifications to address any future supply chain issues that arise. Further, while we have offset most of our cost increases by increasing prices of our products, there can be no guarantee that we will be able to offset any future cost increases should they arise. After a slowdown in the first quarter of 2022 resulting from the Omicron and other variants of COVID-19, we continued to experience demand recovery during the remainder of 2022. Based on our strong backlog position and continued market share expansion, we expect this recovery to continue into 2023, though the exact timing and pace of recovery may be impacted by global economic conditions.

Corporate Governance and Ethics at TransAct

The Board and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in the Company and supports long-term value creation.

In 2022, the Board added two new stockholder-nominated directors, Daniel M. Friedberg and Audrey P. Dunning. Mr. Friedberg represents one of the Company’s largest stockholders and brings to the Board significant knowledge and experience with respect to organizational, financial, operational, M&A, and strategic planning matters. Ms. Dunning’s significant experience in the technology industry adds to the Board’s capabilities as the Company’s FST business continues to grow.

Following receipt of stockholder feedback at our 2021 Annual Meeting of Stockholders in the form of a favorable vote on the precatory proposal we presented regarding declassification of the Board, and consideration of best practices, the Board determined that it would be in the best interests of stockholders to declassify the Board and accordingly adopted a proposed amendment to the Certificate of Incorporation of the Company to effect declassification. This amendment was approved by stockholders at the 2022 Annual Meeting of Stockholders, and declassification of the Board is underway beginning with this year’s director nominees, each of whom has been nominated to serve a one-year term. The Board also adopted corresponding amendments to the Company’s By-Laws and Corporate Governance Principles that took effect upon effectiveness of the amendment of the Certificate of Incorporation. Directors elected at the Annual Meeting will be elected to serve one-year terms, and all directors will be elected to serve one-year terms beginning at the 2025 Annual Meeting of Stockholders, at which point the Board will be fully declassified.

The Board and the Nominating and Corporate Governance Committee periodically assess the roles of Chair of the Board and CEO, whether these roles should be held by the same individual and whether the Chair role should be held by an independent director to ensure that the interests of the Company and its stockholders are best served. In 2022, in conjunction with its ongoing consideration of appropriate corporate governance policies and leadership structures consistent with the Cooperation Agreement, the Board determined to separate the Chair and CEO roles and appointed Haydee Ortiz Olinger to serve as Chair of the Board. Although the combination of the roles aided efficiency, the Board determined that the separation of the roles at this time strengthens independent oversight of the Board and allows our CEO to focus on leading the Company and continuing to develop our core businesses, including the food service technology business, while Ms. Olinger focuses on leadership of the Board and continuing to evaluate best practices for corporate governance and independent oversight of the Company. After a short hiatus from her role as Nominating and Corporate Governance Committee Chair, Ms. Olinger resumed that role in April 2023 and in such capacity is responsible for assessing Board composition and identifying and vetting qualified candidates to serve on the Board.

The Board believes it is important to retain the organizational flexibility to determine whether the roles of Chair and CEO should be separated or combined in one individual. While the Board believes that separation of the roles is a good governance practice for the Company currently and allows management to focus efforts on business matters, depending upon future circumstances, the Board could determine to again combine the roles of Chair and CEO and may in such circumstance appoint an independent lead director, as the Board reexamines its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

On April 4, 2023, the Board accepted Bart C. Shuldman’s resignation from his positions as CEO and a director of the Company, and appointed John M. Dillon to serve as interim CEO. As of the effectiveness of his appointment as interim CEO, Mr. Dillon stepped down from his role as Audit Committee Chair, and from his membership on the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The Board named Emanuel P. N. Hilario to replace Mr. Dillon as Audit Committee Chair. Given Mr. Hilario’s new responsibilities as Audit Committee Chair, the Board elected Randall Friedman to replace Mr. Hilario as Chair of the Compensation Committee and Haydee Ortiz Olinger to replace Mr. Friedman as Chair of the Nominating and Corporate Governance Committee.

The Board seeks to continue to enhance the Company’s governance practices as value-enhancing new ideas and best practices emerge. You may access our current Committee charters, Corporate Governance Principles, Standards and stockholder communications policy under the “Corporate Governance” tab on the “Investor Relations” page of our website at www.transact-tech.com.

In addition to the measures, initiatives and changes undertaken in 2022 and 2023, our governance documents, practices and policies include or reflect the following, among other things:

•        The Board meets in executive session, without management or employee directors present, during or following most regularly scheduled Board meetings and the Audit Committee meets in executive session, without management or employee directors present, following all Audit Committee meetings.

•        The Board has full access to our senior management, who attend our regularly scheduled Board meetings, and to outside advisors, as the Board or the relevant Committee determines is necessary.

•        The Nominating and Corporate Governance Committee oversees an annual performance evaluation of the Board and each Board Committee.

•        The Board has adopted a clawback policy and stock ownership guidelines for the chief executive officer and the chief financial officer.

•        We regularly engage with our stockholders and solicit their feedback on our corporate governance and pay practices.

•        The Compensation Committee regularly discusses and makes recommendations to the Board regarding succession planning, including for the CEO and CFO roles.

Standards of Business Conduct and Code of Ethics

To ensure the highest levels of business ethics at the Company, the Company maintains the Standards, which apply to the Company’s directors, officers and employees. The Standards provide an overview of the Company’s policies related to employee conduct in the workplace, regulatory compliance and investigations; the Company’s relationships with its customers, vendors, competitors and the public; insider trading; conflicts of interest; lobbying; political activities and contributions; accuracy of books, records and financial statements; confidentiality; and the protection of all who come forward to report suspected violations of the Standards. In addition, the Standards promote honest and ethical conduct on the part of the Company’s officers who are responsible for financial reporting, including the CEO and CFO. The Standards mandate that these officers avoid conflicts of interest and disclose any relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company’s assets and resources, comply with all applicable governmental rules and regulations, and promptly report any possible violation of the Standards. The Standards require these individuals to promote full, fair, understandable and accurate disclosure in the Company’s publicly filed reports and other public communications. They set forth standards for accounting practices and maintenance of records. Individuals who fail to observe the terms of the Standards may face disciplinary action, including possible employment termination.

We will disclose on our website any amendment to or waiver of a provision of the Standards as may be required and within the time period specified under applicable Nasdaq and SEC rules. The Standards are available under the “Corporate Governance” tab on the “Investor Relations” page of our website at www.transact-tech.com.

Board Composition, Structure, and Diversity

Our Board is committed to thoughtful and independent representation of stockholder interests and corporate governance policies and practices that drive long-term stockholder value. As noted above, the Board has determined to declassify the Board and to separate the Board Chair and CEO roles.

In addition, the Board has prioritized board composition and identification of highly skilled candidates with a range of experience, skills and diversity. In 2022, the Board added two new stockholder-nominated directors, Daniel M. Friedberg and Audrey P. Dunning. Mr. Friedberg represents one of the Company’s largest stockholders and brings to the Board significant knowledge and experience with respect to organizational, financial, operational, M&A, and strategic planning matters. Ms. Dunning’s significant experience in the technology industry adds to the Board’s capabilities as the Company’s FST business continues to grow. There are currently two female directors (approximately 33% of the Board), one of whom also self-identifies as a member of a diverse demographic group (with members of diverse demographic groups constituting approximately 17% of the Board). The Board will continue to rigorously evaluate itself through the self-assessment process to identify qualified director candidates as necessary, pursuant to the needs of TransAct’s corporate strategy.

Board Diversity Matrix (as of April 21, 2023)
Total Number of Directors	6
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Directors Who are Military Veterans	1

Board Leadership Structure and Independence

As noted above, in 2022, the Board chose to separate the positions of CEO of the Company and Chair of the Board, with Mr. Shuldman serving as CEO and Ms. Olinger serving as Chair of the Board. On April 4, 2023, the Board accepted Mr. Shuldman’s resignation from his positions as CEO and a director of the Company, and appointed Mr. Dillon to serve as interim CEO. As of the effectiveness of his appointment as interim CEO, Mr. Dillon stepped down from his role as Audit Committee Chair, and from his membership on the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The Board named Mr. Hilario to replace Mr. Dillon as Audit Committee Chair. Given Mr. Hilario’s new responsibilities as Audit Committee Chair, the Board elected Mr. Friedman to replace Mr. Hilario as Chair of the Compensation Committee and Ms. Olinger to replace Mr. Friedman as Chair of the Nominating and Corporate Governance Committee.

The Board has affirmatively determined that all of our directors except for Mr. Dillon, and all of the members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, are “independent” within the meaning of the Nasdaq independence standards. The Board has further determined that the members of the Audit Committee are “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Board’s Role in Risk Oversight

Identification and management of risk are an integral part of our corporate governance practices. Senior management is responsible for assessing and managing the various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and programs. These include the Standards, robust product quality standards and processes, a cybersecurity policy and a comprehensive internal and external audit process. Management communicates routinely with the Board, the Board Committees and individual directors on the significant risks identified and how they are being managed. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the overall approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through its Committees, each of which examines various components of enterprise risk as part of its responsibilities and updates the Board on significant risk matters. Our Board and Committee structure allows the Board to provide specific attention to and oversight of key risk areas by aligning the Committees with risk oversight in their individualized areas of Committee focus and attention. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to legal and regulatory compliance, risk assessment and risk management. The Nominating and Corporate Governance Committee manages risks associated with board independence and potential conflicts of interest. In addition, an overall review of risk is inherent in the Board’s consideration of our short-, intermediate- and long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, cybersecurity policies and procedures and operational and financial matters. The Board’s role in risk oversight is consistent with our leadership structure, with the CEO, President and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its Committees providing oversight in connection with these efforts.

Board Size

Our By-Laws provide that the number of directors on the Board is determined by resolution adopted by the board of directors. In establishing the appropriate number of directors, the Board, along with the Nominating and Corporate Governance Committee, considers (i) resignations and retirements from the current Board, (ii) the availability of appropriate, qualified candidates, and (iii) the goal of ensuring that the Board is small enough to facilitate active discussions and decision-making while, at the same time, it is large enough to provide an appropriate mix of continuity, experience, skills and diversity so that the Board and its Committees can effectively perform their responsibilities.

On April 4, 2023, the Board reduced its size from seven to six directors, eliminating the vacancy created by Mr. Shuldman’s departure.

Criteria for Membership on the Board

The Board and its Nominating and Corporate Governance Committee consider a number of different factors in selecting nominees for director. Some of these factors, such as integrity, are applied uniformly to all prospective candidates. Others, such as specific industry experience, may be adopted on a case-by-case basis by the Board and the Nominating ad Corporate Governance Committee based on the Company’s business needs and the Board makeup at the time a nomination is under consideration. The Nominating and Corporate Governance Committee and the Board apply the same criteria to each candidate for the Board, regardless of whether the candidate is proposed by a stockholder or another source. Specific criteria considered by the Nominating and Corporate Governance Committee and the Board include:

Independence.    The Board, in its Corporate Governance Principles and Committee charters, has established a policy that requires a substantial majority of the directors to be “independent” members of the Board, and only “independent” directors may serve on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The Nominating and Corporate Governance Committee and the Board consider the independence of each prospective director before election and further consider the independence of all continuing directors on at least an annual basis. The Board has determined that Messrs. Emanuel P. N. Hilario, Randall S. Friedman and Daniel M. Friedberg and Mses. Haydee Ortiz Olinger and Audrey P. Dunning are independent in accordance with the standards of Nasdaq and the Company’s criteria and that Mr. Dillon, the Company’s interim CEO, is not independent for so long as he continues to serve as CEO. The Board applies the following criteria in determining independence, which criteria are derived from Nasdaq’s listing standards as well as additional requirements that are imposed on members of certain Board Committees under the rules and regulations of the SEC and the Internal Revenue Service (the “IRS”):

•        Independent Judgment.    The director must not have any relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that might have an impact on the director’s judgment.

•        Employment.    The director must not have been an employee of the Company or any parent or subsidiary of the Company at any time during the past three years, except that, consistent with Nasdaq rules, employment by a director as an executive officer of the Company on an interim basis for one year or less will not disqualify a director from being considered independent following such employment. In addition, a member of the director’s immediate family (including the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in the director’s home other than a tenant or employee) must not have been an executive officer of the Company during the past three years.

•        Other Payments.    Neither the director nor a member of his or her immediate family may have received compensation of more than $120,000 from the Company during any period of 12 consecutive months during the past three years, except for director fees, payments arising solely from investments in the Company’s securities, benefits under certain Company plans and non-discretionary compensation, certain permitted loans, compensation paid to a family member who is not an executive officer of the Company and compensation to a director for service as an executive officer of the Company for one year or less.

•        Auditor Affiliation.    Neither the director nor a member of his or her immediate family may be a current partner of the Company’s independent registered public accounting firm or have been a partner or employee of the Company’s independent registered public accounting firm who worked on the Company’s audit at any time during the past three years.

•        Interlocking Directorships.    Neither the director nor any member of his or her immediate family may be employed as an executive officer by another entity where, at any time during the past three years, any of the Company’s executive officers served on the compensation committee.

•        Transactions.    Neither the director nor any member of his or her immediate family may be a partner in, or a controlling stockholder or executive officer of, any organization that, during the current or any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $200,000 or 5% of the recipient’s annual consolidated gross revenues for such year (excluding payments arising solely from investments in the Company’s securities or paid under a non-discretionary charitable matching program).

•        Additional Standards for Audit Committee Members.    Any director who serves on the Board’s Audit Committee may not, directly or indirectly, have received any consulting, advisory or other compensatory fee from the Company (other than certain retirement benefits and deferred compensation) or be an affiliate of the Company (except as a director, but including by way of stock ownership). In addition, no such director may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Relevant Skills and Experience.    Each of our directors brings to the Board a unique set of professional skills, work and industry experience that is relevant to the Company’s business and markets. In considering and selecting new director nominees, the Nominating and Corporate Governance Committee and the Board take into account the direction of the Company’s business, strategic needs, and the related skills and experience of potential directors in determining whether a particular individual brings needed expertise to the Board.

Overall Board Composition.    The Board believes it is important to consider the professional skills and background, experience in relevant industries, age and diversity of its directors in light of the Company’s current and future business needs.

Personal Qualities.    Each director must possess certain personal qualities, including integrity, judgment and business acumen. In addition, our Corporate Governance Principles provide that individuals will not be eligible for nomination to the Board after they reach the age of 75, except that that the Board may nominate a director who is 75 years of age or older for an additional term or terms due to special circumstances based on such director’s particular contributions and experience.

Diversity.    Although the Board has not adopted a formal diversity policy, the Board and the Nominating and Corporate Governance Committee value diversity and consider diversity as a factor in identifying and evaluating director nominees. The Company considers diversity in a broad sense in terms of differences of viewpoint, skills, professional experience, background and tenure, as well as diversity of race, gender, national origin, age and LGBTQIA+ status. The Board and the Nominating and Corporate Governance Committee use their judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to high standards of Board service.

Commitments.    Each director must have the time and ability to make a constructive contribution to the Board. While the Board does not believe it is appropriate to establish a single standard regarding the number of other boards on which a director may sit, this is a factor that may be considered in reviewing a candidate’s suitability.

Additional Criteria for Incumbent Directors.    During their terms, all incumbent directors on the Board are expected to attend Board and Committee meetings regularly, to stay informed about the Company and its business, to participate in discussions of the Board and its Committees, to take an interest in the Company’s business and provide advice and counsel to the Company’s CEO, and to comply with the Company’s Corporate Governance Principles, the Standards and other applicable policies.

Regulatory Requirements.    The Board must have directors who meet the criteria established from time to time by Nasdaq, the SEC, the IRS and other applicable regulatory entities for service on the Board and its Committees.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for identifying, reviewing and recommending individuals to the Board for nomination or election as directors. This typically involves the following steps:

•        Establishing Specific Criteria.    The Nominating and Corporate Governance Committee and the Board review the overall composition of the Board in light of the Company’s current and expected business needs and, as a result of such assessments, may establish specific qualifications that the Committee will seek in Board candidates.

•        Identifying New Candidates.    The Nominating and Corporate Governance Committee may seek to identify new candidates for the Board (i) who possess the desired qualifications and (ii) who satisfy the other requirements for Board service. In identifying new director candidates, the Committee may seek advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist in these efforts.

•        Reviewing New Candidates.    The Nominating and Corporate Governance Committee reviews the potential new director candidates identified through the process described above. This involves reviewing the candidates’ qualifications, responses to prospective director questionnaires, and conducting an appropriate background investigation. The Committee may also select certain candidates to be interviewed by one or more Committee members.

•        Reviewing Incumbent Candidates.    On an annual basis, the Nominating and Corporate Governance Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria described above that apply to incumbent directors.

•        Recommending Candidates.    The Nominating and Corporate Governance Committee recommends a slate of candidates for the Board to submit for approval to the stockholders at the Annual Meeting. This slate of candidates may include both incumbent directors and new nominees. At the time of making any recommendation to the Board, the Committee reports on the criteria that were applied in making the recommendation and its findings concerning each candidate’s qualifications.

•        Stockholder Recommendations Submitted to the Nominating and Corporate Governance Committee.    Stockholders may also submit names of director candidates, including their own, to the Nominating and Corporate Governance Committee for its consideration. The process for stockholders to use in submitting suggestions to the Nominating and Corporate Governance Committee is set forth in our Policy Regarding Security Holder Communications with the Board of Directors, which is available on our website under the “Corporate Governance” tab on the “Investor Relations” page at www.transact-tech.com/corporate-governance. Candidates who are recommended to the Board by stockholders are evaluated in the same manner as recommendations received from other sources.

Board Meetings and Executive Sessions

The Board holds regular quarterly meetings, as well as periodic special meetings. In 2022, the Board held 17 meetings. Each current director attended 75% or more of the aggregate number of meetings of the Board and the Committees on which such director served that were held during 2022 while such director was in office or serving on such Committee, as applicable, and their average attendance was approximately 97.4% during 2022.

Our independent directors meet in executive session, without management or employee directors present, during or following most regularly scheduled Board meetings and following all Audit Committee meetings. In addition, independent directors may convene additional executive sessions at any time. The executive sessions are led by the Board Chair when there is an independent Chair.

Committees of the Board

The Board has four standing Committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

Each Committee is composed entirely of independent directors and operates under a written charter. The Chair of each Committee is selected by the Board. Each Committee, except the Executive Committee, holds regular executive sessions at which only Committee members are present. Each Committee is authorized to retain its own outside counsel and other advisors as it determines are necessary to fulfill its duties and responsibilities.

Charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available on the Company’s website under the “Corporate Governance” tab on the “Investor Relations” page at www.transact-tech.com/corporate-governance. A brief summary of the Committees’ responsibilities follows:

Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the Company’s financial statements and accounting practices, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm and internal audit function. Messrs. Emanuel P. N. Hilario, Randall S. Friedman and Daniel M. Friedberg and Mses. Haydee Ortiz Olinger and Audrey P. Dunning serve as the members of the Audit Committee, with Mr. Hilario serving as Chair. The Board has determined that each member of the Audit Committee is an independent director under the standards of Nasdaq and the SEC and meets the financial literacy requirements of Nasdaq. In addition, the Board has determined that Mr. Hilario is an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee met five times during 2022.

Compensation Committee.    The Compensation Committee oversees the hiring and termination of all executive officers of the Company, CEO performance review and succession planning, director compensation, the design and management of the executive compensation programs, and the philosophy and programs for all employee compensation and benefit programs worldwide. The Compensation Committee is responsible for determining the compensation (including salary, bonus, equity-based grants, and any other long-term cash compensation) for the Company’s CEO and our other senior executives. The Compensation Committee is comprised of Messrs. Emanuel P. N. Hilario, Randall S. Friedman and Daniel M. Friedberg and Mses. Haydee Ortiz Olinger and Audrey P. Dunning, with Mr. Friedman serving as Chair. The Board has determined that each member of the Compensation Committee is an independent director under the standards of Nasdaq and the SEC. The Compensation met eight times during 2022.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee oversees the Company’s corporate governance practices, Board and Nominating and Corporate Governance Committee performance evaluations and stockholder communication matters, and assists the Board in carrying out its responsibilities relating to the composition of the Board, including identifying, reviewing and recommending candidates to the Board for nomination as directors. The Nominating and Corporate Governance Committee is comprised of Messrs. Emanuel P. N. Hilario, Randall S. Friedman and Daniel M. Friedberg and Mses. Haydee Ortiz Olinger and Audrey P. Dunning, with Ms. Olinger serving as Chair. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director under the standards of Nasdaq and the SEC. The Nominating and Corporate Governance Committee met five times during 2022.

Executive Committee.    The Executive Committee meets between scheduled meetings of the Board and has the power and authority of the Board, except as limited by the By-Laws. It is comprised of Messrs. Emanuel P. N. Hilario, Randall S. Friedman and Daniel M. Friedberg and Mses. Haydee Ortiz Olinger and Audrey P. Dunning, with Mr. Hilario serving as Chair. The Executive Committee met three times during 2022.

PROPOSAL 1:
ELECTION OF DIRECTORS

The Board currently consists of six directors and is divided into three classes. Each class of directors was previously elected by the holders of the Company’s common stock to serve a staggered three-year term. In 2022, the Board adopted an amendment to the Company’s Certificate of Incorporation to declassify the Board, which amendment was approved by stockholders at the 2022 Annual Meeting of Stockholders. As a result, beginning with the Annual Meeting, directors whose term ends at each annual meeting will be elected to serve a one-year term, with all directors elected for one-year terms beginning at the 2025 Annual Meeting of Stockholders. As a result of this amendment, at the Annual Meeting, two individuals are to be elected to serve a one-year term until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The nominees for election are Audrey P. Dunning and Daniel M. Friedberg. Each of Ms. Dunning and Mr. Friedberg served as a director of the Company since 2022.

Should any of the nominees be unable or unwilling to serve as a nominee at the time of the Annual Meeting, which is not currently anticipated, the shares represented by the enclosed proxy card will be cast for a substitute candidate as may be designated by the Board, or in the absence of such designation, in such other manner as the Board may determine in its sole discretion. Alternatively, in such a situation, the Board may take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve.

Information Concerning Our Director Nominees

Audrey P. Dunning, 61, was appointed to the Board on March 30, 2022. Since July 2019, Ms. Dunning has served as founder and Chief Executive Officer of AMP Growth Advisors, LLC, a firm that Partners with growth-stage companies in B2B SaaS and tech-enabled services, providing strategic business advisory to Boards and company executives in such areas as long-range strategic planning; M&A initiatives; sales, business development, and go-to-market planning; building and scaling operations; risk management and mitigation; digital transformation; and leadership coaching. Previously, Ms. Dunning served as Chief Executive Officer of Summa Technologies, Inc., a digital solutions consulting company, from 2007 through its acquisition by CGI, Inc. (“CGI”), a global technology consulting firm, in August 2017, after which she served as Senior Vice President of CGI’s Great Lakes business unit through December 2018.

Prior to Summa, Ms. Dunning held sales leadership positions at Transarc Corporation, a Carnegie Mellon University start-up and leader in distributed systems technology that was later acquired by IBM Software Group. In addition to IBM, Ms. Dunning’s prior experience includes sales leadership roles at (i) SAGA Software/Software AG (OTC: STWRY), an enterprise software company that serves as the second largest software vendor in Germany, and (ii) Xerox Corporation.

Ms. Dunning’s prior director experience includes serving on the Board, Audit, Risk, and Technology committees of TriState Capital Holdings, Inc. (NASDAQ: TSC), a bank holding company providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals from January 2020 through its acquisition by Raymond James Financial (NYSE:RJF) in June 2022.

Previously, Ms. Dunning served on the board of directors of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland, a supervisory and regulatory financial bank, from January 2015 to December 2020, and Dollar Bank, which offers online banking services including online checking and savings accounts, loans, mortgages, small business banking and corporate banking, from January 2016 to December 2019. Ms. Dunning received a B.S. in Business Administration from the University of Pittsburgh.

Ms. Dunning was originally nominated to the Board pursuant to a Cooperation Agreement, dated as of March 30, 2022 (the “Cooperation Agreement”), among the Company and 325 Master Fund and Harbert Fund. Ms. Dunning’s qualifications for election to the Board include sales leadership experience at enterprise software and technology companies, consulting firm CEO leading large-scale custom software development projects in Technology and Retail, as well as her prior board experience. Ms. Dunning has consented to be named in this Proxy Statement and to serve if elected.

Daniel M. Friedberg, 61, was appointed to the Board on March 30, 2022. Mr. Friedberg currently serves as Managing Member of 325, a private equity investment firm, since its founding in May 2016 and as the Chief Executive Officer of Hampstead Park Capital Management LLC, a private equity investment firm, since its founding in May 2016. Previously, Mr. Friedberg was Chief Executive Officer and Managing Partner of Sagard Capital Partners L.P., a private equity investment firm, from its founding in January 2005 until May 2016. Prior to that, Mr. Friedberg served as Vice President of Power Corporation of Canada, a diversified international management holding company, from January 2005 to May 2016. Mr. Friedberg has also served as a Partner and Consultant with Bain & Company, a global strategy management consulting company, from 1997 to 2005 and 1987 to 1991, respectively. Mr. Friedberg currently serves as Chairman of the Board of Directors of Quest Resource Holding Corp. (NASDAQ: QRHC), a national provider of waste and recycling services, since April 2019, and as a member of the Board of Directors of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a publicly-traded special purpose acquisition company, since August 2021 and Roth CH Acquisition III Co. (NASDAQ: ROCR), a publicly-traded special purpose acquisition company, since March 2020. Mr. Friedberg has previously served as a member of the Board of Directors of each of Roth CH Acquisition II Co. (NASDAQ: ROCC), a publicly-traded special purpose acquisition company, from December 2020 until its merger with Reservoir Holdings, Inc. in July 2021; Roth CH Acquisition I Co. (NASDAQ: ROCH), a publicly-traded special purpose acquisition company, from February 2020 until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021; Performance Sports Group Ltd. (formerly NYSE: PSG), a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel, from March 2016 to July 2016; InnerWorkings, Inc. (formerly NASDAQ: INWK), a leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries, from March 2014 to August 2016; GP Strategies Corp. (formerly NYSE: GPX), a provider of sales and technical training, E-learning, management consulting and engineering services, from 2009 to August 2016; and X-Rite, Inc. (formerly NASDAQ: XRIT), a former developer, manufacturer, marketer and supporter of innovative color solutions through measurement systems, software, color standards and services, from 2008 to 2012. Mr. Friedberg has a Master’s in Business Administration degree from Cornell University’s Johnson Graduate School of Business, and a Bachelor of Science from the University of Manchester Institute & Technology.

Mr. Friedberg was originally nominated to the Board pursuant to the Cooperation Agreement with 325 Master Fund and Harbert Fund. Mr. Friedberg’s qualifications for election to the Board include experience as the Chief Executive Officer of two investment firms, his experience as an executive with a leading global management consulting firm, extensive experience in investing in private and public companies and his service on multiple boards of directors. Mr. Friedberg has consented to be named in this Proxy Statement and to serve if elected.

Vote Required

Directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In an uncontested election like the election at the Annual Meeting, where the number of nominees does not exceed the number of seats available, all of the nominees will be elected if they receive any “For” votes. If you “Withhold” authority to vote on any nominee’s election, this will not have an impact on the outcome of the voting with respect to the election of directors. Broker non-votes also will have no effect on the outcome of the voting with respect to the election of directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF AUDREY P. DUNNING AND DANIEL M. FRIEDBERG
AS DIRECTORS OF THE COMPANY FOR A ONE-YEAR TERM.

Information Concerning Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

John M. Dillon, 73, has been a director of the Company since 2011 and interim CEO since April 2023. Mr. Dillon has been the Chairman of the Board of Directors of Aerospike, the world’s first flash-optimized database and the fastest database at scale, since January 2022 and served as CEO of Aerospike from January 2015 to January 2022. Prior to joining Aerospike, Mr. Dillon served as CEO of Engine Yard, Inc., the leading cloud platform for automating and developing Ruby on Rails and PHP applications, from 2009 to 2014. He served as CEO for Navis, Inc., a private company specializing in software systems for operating large marine container terminals and distribution centers, from 2002 to 2008. Before Navis, he also served as CEO for Salesforce.com and President and CEO of Hyperion Solutions.

He began his career as a Systems Engineer for EDS (Electronic Data Systems) and then moved into a variety of sales management positions for various high-tech companies, including Oracle Corporation. Mr. Dillon holds a Bachelor’s degree in Engineering from the United States Naval Academy and an MBA from Golden Gate University. He served on active duty in the nuclear submarine service for five years before beginning his civilian career.

Mr. Dillon’s qualifications for election to the Board include private company leadership in his current Chairman role at Aerospike and in his prior CEO roles as previously discussed. Mr. Dillon is a former director at Intacct Corporation and Centerpointe Community Bank and has also served as director of several other companies. From his past executive and director positions, Mr. Dillon brings to our Board his extensive executive experience and knowledge operating and managing complex software and technology companies.

Randall S. Friedman, 50, has been a director of the Company since November 2020. He has served as Managing Director of Oaklins DeSilva+Phillips, an investment bank, since January 2022, advising clients in the healthcare sector. From 2019 to 2022, Mr. Friedman served as the founder of Iaso Health, LLC, an online search tool for on-demand healthcare options. From 2014 to 2018, he was the president and CEO of Lebhar-Friedman, Inc., a business-to-business media company where he was responsible for, among other things, sales and marketing, and focused on the food service and retail markets. Mr. Friedman also served at Penton Media, Inc. from 2010 to 2014, as group publisher of the restaurant group from 2010 to 2013 and group publisher of the restaurant and food groups from 2013 to 2014. From 2000 to 2010, Mr. Friedman served in various management and senior management roles at Lebhar-Friedman, Inc. Mr. Friedman is a graduate of Williams College and received his MBA from the Fordham University School of Business.

Mr. Friedman’s qualifications for election to the Board include significant experience in business-to-business marketing and media, with over a decade of leadership experience in digital innovation and marketing, strategic planning, business acquisitions and divestitures, as well as restructuring and business evolution. Mr. Friedman also brings industry expertise in the food service technology market. From his past executive positions, Mr. Friedman brings to our Board his extensive executive experience and knowledge regarding sales and marketing in the food service and retail markets.

Information Concerning Directors Whose Terms Expire at the 2025 Annual Meeting of Stockholders

Haydee Ortiz Olinger, 65, was appointed to the Board as a director of the Company on July 27, 2018. Ms. Olinger has served as a Senior Advisor for BarkerGilmore LLC, a consulting firm specializing in recruiting, advising and coaching for legal and compliance talent, since September 2017. Ms. Olinger served in senior management roles for more than twenty years at the McDonald’s Corporation, most recently as Global Chief Compliance and Privacy Officer from 2002 to 2015, during which time she successfully developed and implemented best in class compliance and ethics programs. Ms. Olinger earned both her Juris Doctor and Bachelor of Science in Management and Business Administration degrees at DePaul University. Additionally, she earned a Master of Science in Leadership and Business Ethics at Duquesne University.

Ms. Olinger’s qualifications for election to the Board include extensive global restaurant industry experience. She currently serves as an independent director for The One Group Hospitality, Inc. (NASDAQ: STKS) and serves on the DePaul University Board of Trustees, is the former chairperson of the Illinois Lottery Control Board and has also served on the boards of the Society of Corporate Compliance and Ethics/Healthcare Compliance Association (Minnesota) and the National Hispana Leadership Institute (Virginia). From her past executive and director positions, Ms. Olinger brings to our Board her extensive operational and legal experience and knowledge in the restaurant industry.

Emanuel P. N. Hilario, 55, currently serves as a director and as President and Chief Executive Officer of The ONE Group Hospitality, Inc. (NASDAQ: STKS), parent to the STK Steakhouse and Kona Grill brands, in which roles he has served since April 10, 2017 and October 30, 2017, respectively. Prior to becoming the President and Chief Executive Officer of The ONE Group Hospitality, Mr. Hilario had served as a Partner and Chief Financial Officer of Sizzling Platter, a restaurant management company operating over 400 franchised restaurants in the United States, Mexico, and China under the brand names of Red Robin, Sizzler, Little Caesars, Dunkin Donuts, and Wingstop, from February 2015 to October 2017. Before joining Sizzling Platter, Mr. Hilario served as Chief Operating Officer for Einstein Noah Restaurant Group, Inc. (formerly listed on The Nasdaq Global Market under the symbol “BAGL”) from

2013 to 2014 and served as its Chief Financial Officer from 2010 to 2013. He previously served as Chief Financial Officer for McCormick & Schmick’s Seafood Restaurants, Inc. (formerly listed on The Nasdaq Global Market under the symbol “MSSR”) from April 2004 through May 2009 and also served on its board of directors from May 2007 to July 2009. For the preceding four years, Mr. Hilario was with Angelo and Maxie’s, Inc., where he served as Chief Financial Officer and managed the day-to-day operations of the Angelo and Maxie’s steakhouse concept from 2002 to 2004. Mr. Hilario began his career at McDonald’s Corporation. He received a Bachelor of Science and Commerce degree in accounting from Santa Clara University in 1990.

Mr. Hilario’s qualifications for election to the Board include extensive global restaurant industry experience. From his past executive and director positions, Mr. Hilario brings to our Board his extensive operational, financial and accounting experience and knowledge in the restaurant industry and qualifies as an audit committee financial expert.

PROPOSAL 2:
RATIFICATION OF THE SELECTION OF MARCUM AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The Audit Committee has selected Marcum as the independent registered public accounting firm to audit the financial statements of the Company for the 2023 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting.

In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Marcum has served as the Company’s independent registered public accounting firm since July 2020. No director or executive officer of the Company has any direct or indirect substantial interest, whether by security holdings or otherwise, in the ratification of Marcum as independent registered public accounting firm for the Company’s 2023 fiscal year.

A representative of Marcum is expected to be present during the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to ratify the selection of Marcum as the Company’s independent registered public accounting firm for the 2023 fiscal year. Abstentions, in effect, count as negative votes because they are shares present in person or represented by proxy that are entitled to vote and not voted in the affirmative. Brokers, banks and other nominees will have discretion to vote on the ratification of the appointment of Marcum as the Company’s independent registered public accounting firm for fiscal year 2023 in the absence of voting instructions from the beneficial owner, so we do not anticipate any broker non-votes on this proposal. In the event that stockholders do not ratify the appointment of Marcum, the Audit Committee will reconsider the appointment but will not be obligated to change the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF MARCUM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED
BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has established a policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services (the “Pre-Approval Policy”). The Pre-Approval Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval. The Pre-Approval Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for the Company. In addition, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee may delegate to one of its members the authority to address certain requests for pre-approval of services between meetings of the Committee, and such Committee member is required to report his or her pre-approval decisions to the Committee at its next regular meeting. The Pre-Approval Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company. The Audit Committee monitors compliance by management with the Pre-Approval Policy by requiring management, pursuant to the Pre-Approval Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SERVICES AND FEES

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed Marcum to perform audit and other services for the Company. In addition, the Audit Committee has procedures in place for the pre-approval by the Audit Committee of all services provided by Marcum. These pre-approval procedures are described above under “Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm.”

The aggregate fees billed to the Company by Marcum for the years ended December 31, 2022 and 2021are as follows:

	2022 ———————–	2021 ———————–
Audit Fees(1)	$345,000	$278,185
Total Fees for Services Provided(2)	$345,000	$278,185

____________

(1)      Audit Fees consist of fees related to: (i) the annual audit of the Company’s financial statements, (ii) reviews of the Company’s quarterly financial statements and (iii) consents and comfort letters.

(2)      There were no Audit-Related, Tax or Other fees billed for 2022 or 2021.

All of the above services during the years ended December 31, 2022 and 2021 were either approved by the Audit Committee or were performed pursuant to pre-approval policies and procedures.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the internal control over financial reporting and quality and integrity of the Company’s financial statements and accounting practices, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm and internal audit function.

Management is responsible for preparing complete and accurate consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and for issuing reports about those financial statements. The Audit Committee meets with the independent registered public accounting firm, the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company’s system of internal accounting controls over financial reporting, the financial statements contained in the Company’s Annual Report to Stockholders and other related matters. Separate meetings are held with the independent registered public accounting firm and management.

In connection with its duties, the Audit Committee has taken the following actions:

•        It has reviewed and discussed the audited financial statements, as well as the assessment of internal controls over financial reporting, with management.

•        It has discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•        It has received from the independent registered public accounting firm the written disclosures describing any relationships between the independent registered public accounting firm and the Company and the letter confirming their independence as required by applicable legal requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm matters relating to their independence.

•        Based on its review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements of the Company for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE
Emanuel P. N. Hilario, Chair Audrey P. Dunning Daniel M. Friedberg Randall S. Friedman Haydee Ortiz Olinger

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we seek your advisory vote on the compensation of the Company’s named executive officers as described in this Proxy Statement, including the information provided in the Section entitled, “Executive Compensation,” which includes our “Compensation Discussion and Analysis” and tabular and narrative disclosures regarding the compensation of our named executive officers. We ask that you support the compensation of our named executive officers as disclosed herein. Your vote is advisory, and therefore non-binding, but whatever the outcome of the vote, the Compensation Committee and the Board will review the results carefully and take the results into account in future compensation decisions. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is aligned with the stockholders’ long-term interests.

We believe that our programs are currently structured in the best manner possible to sustain our organizational and strategic goals, as well as to support our unique culture. Elements of our compensation program and philosophy include:

•        Seeking alignment between short-term incentive metrics, strategic objectives and stock price and stockholder value over the long term.

•        Regular review of our executive compensation programs by our independent Compensation Committee and engagement of an independent compensation consultant, as necessary or appropriate.

•        Monitoring our programs against other companies in the marketplace with whom we compete for talent and against whom we measure our success, noting in particular that this group of companies may change rapidly as the Company experiences its own growth.

•        Engaging in rigorous talent reviews of our senior executives to ensure they remain committed to the Company’s short and long-term goals, developing or obtaining the skills to manage in the current economy and preparing for the inevitable succession that naturally occurs in any organization.

•        Maintaining conservative benefit programs primarily directed and offered to all employees.

•        Providing executive officers nominal perquisites.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure.

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Board values stockholders’ opinions and the Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

We currently hold an annual advisory vote on the compensation of our named executive officers and anticipate that we will hold our next advisory vote at the 2024 Annual Meeting.

Vote Required

The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions in effect count as negative votes, because they are shares present or represented by proxy at the Annual Meeting that are entitled to vote and are not voted in the affirmative. Broker non-votes are not counted as part of the vote total (because they represent shares that are not “entitled to vote” on such proposal) and have no effect on the outcome of the voting with respect to this proposal. The vote for the approval of the compensation of our named executive officers is on an advisory basis and is therefore non-binding.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:
TO APPROVE THE COMPANY’S 2014 EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED IN 2023

The Board of Directors has unanimously adopted and recommends that the stockholders consider and approve the Company’s 2014 Equity Incentive Plan, as amended and restated in 2023 (the “Plan Amendment”) to increase the number of shares of common stock which may be subject to awards granted under the existing 2014 Equity Incentive Plan, as amended and restated in 2020 (the “Plan”) by 700,000 shares from its current level of 2,200,000 to 2,900,000. The Plan Amendment does not reflect any other amendments to the Plan, except to update the definition of “Date of Adoption” as used in the Plan to April 17, 2023.

The purpose of the Plan is to provide a way for the Company to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services for the Company. By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company, the Plan is expected to serve the best interests of the Company and its stockholders.

The Plan currently authorizes the issuance of up to 2,200,000 shares of common stock pursuant to awards granted under the Plan. As of April 10, 2023, stock options to purchase 1,157,313 shares of common stock have been granted and are outstanding, restricted stock units with respect to 106,350 shares of common stock have been issued and are outstanding, performance stock units with respect to 34,760 shares of common stock have been issued and were outstanding and 53,390 shares of common stock have been issued pursuant to the exercise of stock options or the vesting of other stock awards granted under the Plan (performance-based awards with respect to 12,120 shares were also granted but were forfeited prior to the issuance of such shares as the performance target was not attained). Therefore, only 324,373 shares were available for future grant under the Plan as of April 10, 2023.

To assure that sufficient shares are available to provide incentives to those employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company’s future growth and continued success, and to attract new employees, the Board of Directors has voted to adopt the Plan Amendment, and is now presenting it for stockholder approval. The Plan Amendment increases by 700,000 shares, to 2,900,000 shares, the number of shares of common stock which may be issued pursuant to awards granted under the Plan. The maximum number of future shares that may be issued under the Plan, as amended by the Plan Amendment (based on the number of shares available for future grant under the Plan on April 10, 2023 and the proposed addition of 700,000 additional shares in the Plan Amendment), represents approximately 10.3% of the total number of shares of the Company’s common stock outstanding on April 10, 2023, excluding treasury shares. The closing price of the Company’s common stock on April 10, 2023 was $6.54 per share.

A discussion of the material features of the Plan Amendment follows, which discussion is subject to and qualified by the complete text of the Plan Amendment, a copy of which is attached to this Proxy Statement as Exhibit I.

Features of the Plan Amendment Designed to Protect Stockholder Interests

The Plan Amendment, like the existing Plan, contains a number of features designed to protect stockholder interests and to reflect governance best practices, including:

•        No “evergreen” provision (i.e., no automatic increases in the number of shares available under the Plan Amendment);

•        No grants of below-market options or SARs (i.e., a minimum exercise price for options and SARs equal to 100% of fair market value at the date of grant);

•        Dividends or dividend equivalent amounts payable in respect of awards that are subject to restrictions are subject to the same limits or restrictions as the underlying award with respect to which such dividends or dividend equivalents are credited;

•        No liberal share recycling — the Plan Amendment provides that (i) shares withheld in satisfaction of tax withholding obligations and the exercise price of an award will no longer be available for awards under the Plan and (ii) gross shares subject to a SAR will be counted against the share reserve;

•        Awards under the Plan Amendment are subject to a one-year minimum vesting requirement, subject to a carve-out equal to 5% of the total share reserve;

•        No repricing of stock options or SARs without stockholder approval; and

•        50% acquisition and completion of the transaction in order to trigger a change in control.

Share Usage

The following table provides information on the annual share usage rate for the past three fiscal years under the Plan. This rate measures the potential dilutive effect of our annual equity awards. The annual share usage rate expresses the number of shares granted annually as equity awards relative to the total number of shares of common stock outstanding by dividing the number of shares granted during the year by the weighted average number of basic shares outstanding for that year.

	2022 ———————–	2021 ———————–	2020 ———————–	3-Year Average ———————–
Options Granted	181,100	153,000	245,950	193,350
Stock-Settled Full Value Time-Based Restricted Stock Units Granted	61,100	43,000	52,700	52,266
Stock-Settled Full Value Performance-Based Restricted Stock Units Granted	68,600	52,200	—	40,267
Total Awards Granted	310,800	248,200	298,650	285,883
Weighted-Average Basic Common Shares Outstanding	9,905,000	9,298,000	7,827,000	9,010,000
Share Usage Rate	3.14%	2.67%	3.82%	3.17%

Overhang as of December 31, 2022

The following table sets forth certain information as of December 31, 2022, unless otherwise noted, with respect to the Company’s existing equity compensation plans:

Options Outstanding	1,355,955
Weighted-Average Exercise Price of Outstanding Options	$9.08
Weighted-Average Remaining Term of Outstanding Options	5 years
Total Stock-Settled Full-Value Awards Outstanding	145,687
Proposed Additional Share Reserve under the Plan Amendment(1)	700,000
Basic Common Shares Outstanding as of the Record Date (April 10, 2023)	9,953,693

____________

(1)      Any remaining shares available for issuance under the existing Plan, and any shares that may become available under the Plan due to the expiration, termination or forfeiture of any currently outstanding award prior to the issuance of stock thereunder will remain available for issuance under the Plan Amendment and will be in addition to the 700,000 shares requested. As of the Record Date, 324,373 shares remained available for issuance under the Plan.

Description of the Plan Amendment

The purpose of the Plan, as amended by the Plan Amendment, is to advance the interests of the Company by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below. If the Plan Amendment is approved, the Plan will increase by 700,000 shares to a maximum of 2,900,000 the number of shares of common stock that may be delivered in satisfaction of awards made under the Plan. In 2021 and 2022, the Company made equity awards under the Plan totaling 248,200 shares and 310,800 shares, respectively. The Company estimates that the additional 700,000 shares under the Plan Amendment will provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for approximately two years, which the Board determined to be sufficient to provide flexibility to attract and retain directors, executives and other employees with equity incentives.

The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights, or “SARs,” granted to any person in any calendar year will each be 500,000. The maximum number of shares subject to other awards granted to any person in any calendar year will be 500,000 shares. The maximum amount payable to any person in any year in the case of an award denominated in cash will be $750,000. In the event of a stock dividend, stock split or other change in our Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator (as defined below) will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards.

Administration.    The Compensation and Corporate Governance Committee will administer the Plan. The term “Administrator” is used in this Proxy Statement to refer to the person (the Committee and its delegates) charged with administering the Plan. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for awards; grant awards, determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan are conclusive and bind all parties. Awards may be in the form of options, SARs, restricted or unrestricted stock, stock units (including restricted stock units), performance awards and cash awards.

Eligibility.    Participation is limited to those key employees and directors, as well as consultants and advisors, who are selected by the Administrator to receive an award. As of April 10, 2023, there were five non-employee directors, four executive officers and 108 other employees eligible to participate in the Plan.

Stock Options.    The Administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of common stock of the Company within a specified period of time at a specified price. Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs”, which are subject to special tax treatment as described below, and non-statutory options, or “NSOs.” Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price of a stock option cannot be less than the fair market value of the common stock subject to the stock option at the time of grant. The Administrator determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options. The maximum term of stock options and SARs granted under the Plan cannot exceed ten years.

Stock Appreciation Rights (“SARs”).    The Administrator may grant SARs under the Plan. An SAR entitles the holder upon exercise to receive an amount, payable in shares of common stock, equal to the excess of the fair market value of the shares of common stock subject to the SAR over the fair market value of such shares at the date of grant.

Stock Awards; Stock Units.    The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have the right to vote the shares and, if provided for by the Administrator, to receive dividends to the extent the restricted stock vests. Other awards under the Plan may also be settled with restricted stock. The Plan also provides for awards of stock units, which are unfunded and unsecured promises to deliver common stock or cash (measured by the value of common stock) in the future. Stock units may be restricted, meaning that the delivery of common stock or cash with respect to the stock unit is subject to the satisfaction of specified performance or other vesting conditions.

Performance Awards.    The Administrator may also make awards subject to the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the Administrator. Unless otherwise determined by the Administrator, the Administrator will use objectively determinable measures of performance that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any financial, strategic or other criteria as may be determined by the Administrator. The Administrator will determine whether the performance targets or goals that have been chosen for a particular Performance Award have been met.

New Plan Benefits

The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees and other eligible participants are discretionary and are therefore not determinable at this time. For details on the compensation plan implemented and grants made in 2022, see the “Executive Compensation” section below. In connection with Mr. Dillon’s appointment as interim CEO, the Company and Mr. Dillon have agreed in principle that Mr. Dillon will be eligible, subject to availability of sufficient shares under the Plan, and approval of the Compensation Committee of the Board, and on the terms (including vesting terms) and subject to the conditions to be set forth in related award agreements, for a one-time award under the Plan of (a) stock-settled, service-based RSUs valued at $370,000 on the date of grant and (b) non-qualified stock options to purchase Company common stock valued at $370,000 on the date of grant under a Black-Scholes valuation. Subject to (i) the negotiation and execution of a letter agreement and award agreements documenting the terms of such awards and subject to the other terms, conditions, qualifications and limitations to be set forth in such agreements, the Compensation Committee is expected to make such award following stockholder approval of the Plan Amendment.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, vesting of awards, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2022. This table does not take into account the additional shares requested under the Plan Amendment, subject to shareholder approval.

Plan category ———————–	(a) Number of securities to be issued upon exercise outstanding stock awards, warrants and rights ———————–	(b) Weighted- average exercise price of outstanding options, warrants and rights ———————–	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) ———————–
Equity compensation plans approved by security holders:
2005 Equity Incentive Plan	156,000	$10.09	—
2014 Equity Incentive Plan, as amended and restated in 2020	1,414,241	7.60	347,652
Total	1,570,241	$7.84	347,652

Federal Income Tax Consequences of Certain Awards

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the Plan and is based on the Internal Revenue Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security, employment or foreign tax consequences, which may be substantially different.

Awards of Shares; Restricted Stock Awards.    A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the amount received on the disposition of the shares, and the amount taken into income as a result of the Section 83(b) election plus the purchase price, if any. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units.    A participant generally is not taxed upon the grant of a restricted stock unit. Generally, if a restricted stock unit is designed to be paid on or shortly after the restricted stock unit is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount.

Performance Share/Unit Awards; SARs.    A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and/or the fair market value of the shares received upon settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of an SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.

Non-statutory Stock Options (“NSOs”). A participant generally is not taxed upon the grant of an NSO, unless the NSO has a readily ascertainable fair market value. However, the participant must recognize ordinary income upon exercise of the NSO in an amount equal to the difference between the NSO exercise price and the fair market value of the shares acquired on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an NSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is greater than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options (“ISOs”).    A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following ISO exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant may recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Internal Revenue Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Golden Parachute Payments.    The terms of the agreement evidencing an award under the Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions in Section 280G of the Internal Revenue Code (“Section 280G”). Under Section 280G, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations occur with respect to awards granted under the Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions, although the amount of such parachute payments may be cut back in order to avoid making excess parachute payments.

Withholding.    A participant may pay all or a portion of the tax withholding obligation at the minimum statutory withholding rates (or at any greater as a participant may elect, as permitted by the Administrator, or as the Administrator may direct) arising in connection with the receipt or vesting of shares or the exercise of a stock option or SAR by electing to have the Company withhold shares of common stock having a fair market value equal to such amount.

Potential Limitation on Company Deductions.    Under Section 162(m), certain remuneration in excess of $1 million may be nondeductible if paid to any “covered employee” of a publicly held corporation (generally the corporation’s chief executive officer, chief financial officer, its other named executive officers, and certain former named executive officers in the year that the compensation is paid).

Vote Required

Approval of the 2014 Equity Incentive Plan, as amended and restated in 2023, requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote. Broker non-votes will not have an effect on the outcome of this vote because they are not considered “entitled to vote.”

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED IN 2023.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the philosophy, approach, and elements used by us and the Compensation Committee of our Board, which is composed entirely of independent directors of the Company, to define, manage, and review the compensation paid to our executives. Our philosophy and approach to executive compensation apply to all executive officers of the Company, including those designated as named executive officers (“NEOs”). The Company’s NEOs are Mr. Shuldman, who served as CEO during 2022, and each of the other two most highly compensated executive officers for 2022. Mr. Dillon is not an NEO for 2022 because he assumed the CEO position in April 2023.

Although the rules applicable to smaller reporting companies allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, we are voluntarily providing this Compensation Discussion and Analysis disclosure.

Evolution of TransAct

TransAct is in the midst of the multi-year development of a new, software-driven technology company that serves as a complete back-end solution for restaurants, convenience stores and other food service establishments with our BOHA! solution to complement our historical printer hardware business focused largely on the casino and gaming industry with our Epic printing solution. As BOHA! continues to ramp up, our FST business is leading to a growing recurring revenue stream that we believe will enhance long-term stockholder value. Our printer business currently comprises a significant portion of our revenue and helps fund development of our BOHA! solution. We expect this complementary relationship to lead to significant growth over time.

In the early stages of the development of BOHA!, we viewed the Company as effectively a start-up company again with a ground-breaking solution that required significant investment before it would be self-sustaining. Because of this new phase of the business and our future strategy to pursue growth in the FST market while alongside our ongoing focus on the FST market, many of our historic approaches to compensation were less relevant and a more “start-up” style pay structure was appropriate for our team. Key priorities for 2021 and 2022 included:

•        Focus on installing BOHA! terminals and growing the associated recurring revenue

•        Further developing our BOHA! solution to be attractive to a wider audience

•        Funding our strategic growth

•        Developing and expanding partnerships in connection with our new BOHA! solution

We communicated this new strategy to our investors, and we continue to seek their feedback as we move forward with developing the FST market opportunity. Because of the “start-up” nature of this business, we adapted our executive compensation program in 2021 and 2022 to reflect the new strategy. This led to several changes to our plans that, while less in line with historic practices, we viewed as critical to attracting, retaining and rewarding our team for executing on our BOHA! growth strategy. For 2022, this model included:

•        A focus on installation of terminals and recurring revenue, as opposed to our historic focus on EBITDA;

•        Shorter-term goals in our long-term performance plan — setting a goal beyond one year is challenging given our growth trajectory and the ongoing economic impact of the COVID-19 pandemic and related supply chain disruptions, cost inflation and rising interest rates; and

•        Emphasis on objective, strategic metrics designed to drive long-term value and representing key milestones in our transformation.

Following the Company’s return to positive net income in the fourth quarter of 2022, in March 2023, the Compensation Committee re-instituted an EBITDA-based financial metric for the non-equity incentive plan and PSU awards, together with a BOHA!-focused FST revenue metric and objective, strategic metrics. As the BOHA! solution and business evolve and we continue to focus on both the FST and Casino and Gaming markets, we anticipate a continued shift back to our more traditional compensation structure.

Results of 2022 Annual Meeting

At our 2022 Annual Meeting of stockholders, holders of approximately 80.6% of the shares present at the meeting and entitled to vote on the matter voted, on an advisory basis, to approve the compensation of the Company’s NEOs (sometimes referred to as a “say-on-pay vote”). These results represent a significant improvement over the 70.5% support we received in 2021. The Board and the Compensation Committee considers this sustained increase in stockholder support for the say-on-pay proposal as compared to historical results in 2019 and 2020 to be an indication that changes made to the compensation program in 2021 through 2022 have been well received.

2023 Compensation Program Design

As we continue to develop our FST business, we remain focused on growing our revenue from our BOHA! solution. Consequently, the 2023 compensation program approved by the Compensation Committee continues to reflect some of the features implemented in 2021 and 2022 based on both the influence of stockholder feedback and the developing business strategy, with the goal of rewarding executives for making strides towards successful development of the FST business In addition, following achievement of positive net income in the fourth quarter of 2022, the 2023 compensation program also includes a new adjusted EBITDA financial metric. The 2023 compensation plan contains the following attributes:

•        Long-term incentive awards are 50% PSUs;

•        Long-term incentive awards are 100% equity;

•        Annual incentives based 70% on quantitative metrics (up from 60% in 2022) and 30% on measurable strategic goals;

•        Stock ownership guidelines applicable to CEO and CFO (two times base salary and one times base salary, respectively); and

•        Clawback policy.

The 2023 annual incentive will be based 70% on quantitative objectives. Half of this (35%) will be based on an adjusted EBITDA target for 2023, and the other half will be based on an FST revenue target for 2023. The remaining 30% is based on five equally weighted measurable strategic objectives representing key milestones to achieving our financial goals for 2023.

Under the long-term incentive plan, each of the NEOs was granted 2023 equity awards in the form of 30% non-qualified stock options (“NQSOs”), 20% RSUs, and 50% PSUs. Award vesting for the NQSOs and RSUs will remain the same as 2022 grants. We continue to believe NQSOs and RSUs are appropriate as NQSOs encourage both performance and retention, while RSUs encourage retention through time-based vesting, and both awards align the interests of our executive officers with those of our stockholders. The PSUs will be earned from 0% to 150% based equally on two financial metrics for 2023, adjusted EBITDA and FST revenue. The awards will be paid out in shares of TransAct common stock in three equal installments: 1/3 when the award is earned and approved by the Compensation Committee after the end of 2022 once approved by the Compensation Committee for payout, 1/3 one year from the grant date, and 1/3 two years from the grant date. As TransAct continues to evolve and the business strategy changes, both the annual and long-term incentive plan design will continue to be evaluated to incentivize the right performance given our current strategy at the time of grant.

Mr. Shuldman’s 2023 equity awards were forfeited upon his departure in April 2023. Under his employment agreement, if his departure is treated as a termination without cause, Mr. Shuldman is entitled to receive a pro-rated portion of his annual incentive award for 2023 based on the portion of the year for which he served as the Company’s CEO.

In connection with his appointment as interim CEO, Mr. Dillon is expected to be eligible for target annual bonus of $200,000, based on achievement of certain financial and strategic objectives and subject to certain eligibility criteria to be documented in his employment agreement, pro-rated for the portion of the 2023 fiscal year for which Mr. Dillon serves as interim CEO, and subject to availability of sufficient shares under the Company’s 2014 Equity Incentive Plan, as amended and restated (the “Plan”), and approval of the Compensation Committee, and on the terms (including vesting terms) and subject to the conditions to be set forth in related award agreements, for a one-time award under the Plan of (a) stock-settled, service-based RSUs valued at $370,000 on the date of grant and (b) non-qualified stock options to purchase Company common stock valued at $370,000 on the date of grant under a Black-Scholes valuation.

Philosophy and Objectives of the Compensation Program

Our executive compensation philosophy reflects our belief that compensation should be primarily performance-based and should be competitive with other similarly sized organizations in similar industries. Our primary compensation program objectives are to:

•        Attract, engage, retain, and reward executive officers;

•        Motivate employees and encourage individual initiative and effort;

•        Help to achieve key business objectives and attain Company goals; and

•        Align the interests of our executive officers closely with those of the Company and its stockholders to drive long-term, sustainable earnings growth.

Our executive compensation program is comprised principally of a base salary, an annual incentive cash performance bonus and equity incentive awards. The Compensation Committee believes that each element of the total compensation program aligns the efforts of our executive officers in support of creating stockholder value by focusing on short-term and long-term performance goals, promoting retention of Company stock and an ownership mentality, and linking individual performance to the Company’s overall performance. The Committee retains its discretion to modify the compensation program elements in response to the needs of the Company. Except as otherwise prohibited by law or the Company’s organizational documents, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

The elements of our executive compensation program are periodically reviewed and analyzed using current publicly available market data, contemporary market trends in the industries in which the Company operates and periodic reviews of compensation and benefit surveys. Although we perform periodic reviews of salary surveys and use compensation consultants to analyze elements of our compensation program, we do not believe that it is appropriate to establish compensation levels based solely on the use of such surveys or analysis or to specifically target any particular market compensation level. This information is used as a market check and as one data point in reviewing our executive compensation program.

The Compensation Committee reviews Company executive officer compensation and performance data to determine whether the Company’s executive compensation program is competitive and reasonable. The Compensation Committee, on occasion, meets with the CEO and CFO to obtain recommendations with respect to the Company’s compensation programs, practices and packages for the other executive officers, senior managers and other employees. Our CEO and CFO, with the assistance and support of the human resources department, provide recommendations regarding the design of the Company’s compensation program to the Compensation Committee. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation.

Periodically, the Compensation Committee retains Compensation Advisory Partners (“CAP”), an independent compensation consultant, to assist the Compensation Committee in assessing the competitiveness of the Company’s total compensation program for the Company’s CEO, CFO and Chief Technology Officer. Compensation data for base salaries, annual cash incentive awards and long-term equity awards for executives holding similar positions at companies similar in size and industry is provided. Based on CAP’s assessment of the components of the Company’s long-term equity program in 2023, and related recommendation, the Compensation Committee revised the elements of the Company’s incentive compensation to further drive building stockholder value.

CAP did not advise management of the Company, and neither CAP nor its affiliates received any compensation from the Company for services other than those performed for the Compensation Committee. The Committee reviewed the independence of CAP and concluded that no conflict of interest was raised by the services provided by CAP.

2022 Compensation Program

The principal elements of the Company’s 2022 compensation program were (i) base salary, (ii) an annual incentive cash bonus and (iii) long-term incentive awards, which for all three NEOs consisted 30% of NQSOS, 50% of PSUs and 20% of RSUs.

Base Salary:    In general, base salaries for employees, including executive officers, are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance, external market data and anticipated level of difficulty of replacing the employee with someone of comparable experience and skill. Base salary for each executive officer is reviewed on an annual basis as part of our Company-wide merit review process. The amount of any merit increase to an executive officer’s base salary is determined based on a combination of the current position of the executive’s pay against market data and the executive’s performance and results during the past year. Our CEO is responsible for assessing the performance of each executive officer reporting to him. Our Compensation Committee assesses the performance of our CEO.

The Company’s Vice President of Human Resources and the CEO and CFO review and discuss the base salaries of the NEOs (other than the CEO and CFO). In connection with establishing the base salary adjustments for the NEOs (other than the CEO and CFO), the Vice President of Human Resources provides merit increase percentage guidelines based on market compensation data, knowledge of competitive market practices and the Company’s salary budget. The merit increase percentage guidelines (the “Merit Increase Guideline”) for the 2022 base salary for all NEOs were 8%. After considering the Merit Increase Guideline and evaluating each NEO’s performance and the position of his or her current base salary, the CEO, as direct supervisor, makes a specific base salary adjustment recommendation to the Compensation Committee (other than for himself). Each NEO’s actual base salary adjustment, if any, is determined by the Compensation Committee.

In determining the base salaries of the NEOs for 2022, the Compensation Committee evaluated the overall performance of the Company and the individual’s contributions to that performance, as well as the performance of the sales unit or function that each leads when relevant, and market data. Based on individual considerations with respect to each NEO such as his or her experience and contributions to the Company and recognizing that the Company must also react to a competitive marketplace on a case-by-case basis when seeking to recruit and retain executives, the Compensation Committee strives to set each NEO’s base salary within the Merit Increase Guideline, if warranted. For 2022, each NEO’s base salary adjustment was in line with the Merit Increase Guideline.

Annual Incentive Cash Bonus:    We have historically maintained an annual incentive cash bonus program for all executive officers, except for those who receive sales commissions, which provides our executive officers with the opportunity to receive performance bonuses in the form of cash upon the attainment of certain annual financial objectives, as well as performance and business objectives. The incentive bonus opportunity is designed to be a significant portion of executive compensation in order to create and maintain a strong incentive for our executives to achieve or exceed our business strategic and annual financial objectives. To ensure alignment of compensation with our business objectives, our CEO and other executive officers establish specific quantitative and qualitative performance metrics for our business each fiscal year. These performance metrics as used for incentive bonus targets are then reviewed and approved by our Compensation Committee. The metrics are aligned with our strategic and annual business plans and are reviewed by our Board and Compensation Committee.

Each of our NEOs participates in the incentive bonus program. Bonuses under the incentive bonus program in 2022 were based 60% on achievement of a financial objective with respect to installation of new FST terminals or software and 40% based on measurable strategic objectives. The incentive cash bonus that any particular executive is eligible to earn is established as a percentage of the individual’s base salary (“Target Bonus”). The Target Bonus percentages for 2022 for each of our NEOs were as follows: Mr. Shuldman, 75%; Mr. DeMartino, 50%; and Mr. Richtsmeier, 40%.

The CEO provided input on individual performance for each of his direct reports and the Compensation Committee evaluated CEO performance and overall Company performance. As a result of performance with respect to the strategic and financial objectives, as set forth below, the Compensation Committee approved a payout of 40% of each individual’s annual Target Bonus for all eligible employees, including Payouts for the NEOs were as follows: Mr. Shuldman, $171,866; Mr. DeMartino, $76,168; and Mr. Richtsmeier, $51,840.

Performance Measure ———————————	Weight ————	Threshold (50% payout) ————	Target (100% payout) ————	Maximum (150% payout) ————	Actual 2022 Performance Results ——————	Payout Factor ————	Weighted Payout Factor ————
Strategic objectives	40%					100%	40%
New FST terminals or software installations	60%	5,600	7,000	8,400	2,362	—%(1)	—%
2022 Annual Incentive Plan Payout Factor							40%

____________

(1)      Payout for performance between threshold and maximum is based on linear interpolation.

Discretionary Cash Bonuses for 2022:    In November 2022, the Compensation Committee authorized a discretionary cash bonus representing 20% of each NEO’s target bonus under the annual incentive cash bonus program, paid in 2023, in line with an adjustment made to other employees’ annual incentive payouts in recognition of overachievement of anticipated printer sales in 2022 as a result of successful efforts to redesign products in the face of industry-wide part shortages that limited the ability of certain competitors to keep pace and other actions to drive revenue. The discretionary bonus amounts for the NEOs were as follows: Mr. Shuldman, $85,933; Mr. DeMartino, $38,084; and Mr. Richtsmeier, $25,920. In March 2023, in light of the significant year-over-year increase in sales of the Company’s casino and gaming printers and in recognition of Mr. Richtsmeier’s extraordinary performance during 2022 and his critical efforts to redesign Company products and find alternate sources for certain microchips and components, which allowed the Company to continue to fulfill orders in the face of supply chain disruptions and shortages of key components of certain Company products, the Compensation Committee approved an additional discretionary cash bonus to Mr. Richtsmeier in the amount of $10,000.

Long-Term Incentive Awards:    The goal of our equity-based incentive awards is to align the interests of our executives with those of our stockholders and to provide executives with a long-term incentive to manage the Company from the perspective of an owner with an equity stake in the business. Because vesting of our stock awards is based on continued employment, our equity-based incentives also facilitate the retention of executives through the term of the awards. Generally, we believe that stock options have proven to be an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of stock options to our future stock price performance — i.e., executives are able to profit from stock options only if our stock price increases in value over the stock option’s exercise price. Accordingly, the Compensation Committee has historically granted, and continued to grant in 2022, all NEOs stock option awards as an element of their compensation.

For 2022, the NEOs were awarded three types of long-term equity awards: (1) NQSOs, (2), RSUs and (3) PSUs. We believe these elements of long-term compensation for the NEOs provide further alignment with stockholders’ interests and enhance our pay for performance objectives.

Grants of long-term incentive awards are approved annually by the Compensation Committee at its regularly scheduled meeting typically held in early March. While the majority of equity awards (historically, stock options) to our employees are made under our annual grant program, the Compensation Committee may grant equity awards to employees at other times, including at the time of hire or promotion of an employee, to reward an employee, for retention purposes or in other circumstances as recommended by the CEO or the Compensation Committee. In determining the size of the long-term equity incentives to be awarded to employees, we take into consideration a number of factors including, but not limited to, relative job scope, individual performance level, prior contributions to the Company, the need to retain the employee, the size of prior grants and competitive market data. Based upon these factors, the Compensation Committee determines the size of the equity incentives at levels it considers appropriate to create meaningful opportunity for reward predicated on the creation of long-term stockholder value.

The total dollar value of each executive officer’s equity incentive award is determined based on competitive market data and recognizes an individual’s role and performance. For 2022, the NEO awards were allocated as approximately 30% NQSOs, 20% RSUs and 50% PSUs. NQSOs vest 25% per year over four years and have a ten-year term. The exercise price of options granted is set at the closing price of our common stock on the date of grant. RSUs convert to common stock on a one-to-one basis and vest 25% per year over four years. Payout of PSUs granted in 2022 is based on FST terminals or software installed during 2022, and awards were scheduled to vest one-third upon certification of achievement by the Compensation Committee in March 2023, one-third one year from the achievement date (December 31, 2023) and one-third two years from the achievement date (December 31, 2024). On March 2, 2022, the Compensation Committee certified that the threshold performance level was not achieved, resulting in forfeiture of the 2022 PSU awards.

	Threshold (50% payout) ——————	Target (100% payout) ——————	Maximum (150% payout) ——————	Actual 2022 Performance Results ——————	Payout Factor ——————
New FST terminals or software installations	5,600	7,000	8,400	2,362	—%(1)

____________

(1)      Payout for performance between threshold and maximum is based on linear interpolation.

For 2022, our CEO recommended to the Compensation Committee a total equity award dollar value range for each executive officer, other than the CEO and CFO. After considering our CEO’s recommendations, the Compensation Committee, with our CEO’s participation, determined the total equity award dollar value for each NEO other than our CEO. The Compensation Committee determined our CEO’s total equity award dollar value without input of management. The Compensation Committee considered several factors in making its determinations, including our CEO’s recommendations, market data, the Company’s performance, each NEO’s position within the Company and his or her perceived potential contributions to the Company, and the Compensation Committee’s subjective understanding of competitive practices in the marketplace with respect to equity awards. The factors used by our CEO to determine recommendations regarding total equity award dollar value ranges for each NEO and by the Compensation Committee to establish each NEO’s total equity award dollar value were assessed by our CEO and the Compensation Committee, respectively, on a subjective basis.

On March 2, 2022, the Compensation Committee awarded grants to Mr. Shuldman, Mr. DeMartino and Mr. Richtsmeier of stock options to purchase 48,600, 17,200 and 10,800 shares, respectively. Also on March 2, 2022, the Compensation Committee awarded grants to Mr. Shuldman, Mr. DeMartino and Mr. Richtsmeier of 17,400, 6,200 and 3,900 restricted stock units, respectively. The vesting terms of each equity award are outlined in the table entitled “Outstanding Equity Awards at 2022 Fiscal Year-End.”

Prohibition on Hedging and Pledging

The Company’s Insider Trading Policy prohibits directors, officers and employees, as well as other persons or entities informed by management that they are subject to the Insider Trading Policy from time to time, from:

•        Entering into any hedging transaction with respect to the Company’s securities, including, but not limited to, the purchase or use of, directly or indirectly through any other persons or entities, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities;

•        Pledging of Company securities owned by such persons;

•        Placing any Company securities in margin accounts, unless the margin accounts are treated as non-marginable by the brokerage firm;

•        Engaging in short sales of Company securities (i.e., sales of Company securities that the seller does not own), including a “sale against the box” (i.e., a sale with delayed delivery); and

•        Engaging in speculative trading, including transactions in publicly traded options of the Company, such as puts, calls, warrants, and other derivative securities, on an exchange or in any other organized market.

We have also implemented additional governance measures, including a clawback policy and stock ownership guidelines in our compensation program beginning in 2021.

Clawback Policy

Effective March 4, 2021, any incentive-based compensation awarded after this date to executive officers and other covered employees is subject to a clawback policy. Incentive-based compensation means any cash or equity award which is earned based on the achievement of financial measures. The Compensation Committee will have the authority to recoup any award in which a financial restatement would have resulted in a lesser award paid out or if an executive officer or covered employee committed a significant legal or compliance violation in connection with employment.

Stock Ownership Guidelines

The CEO and CFO are subject to stock ownership guidelines adopted in March 2021 requiring the CEO to hold two times base salary and the CFO to hold one times base salary in TransAct stock within the following three years. As of December 31, 2022, the CFO was in compliance with the guidelines, and Mr. Shuldman’s service as CEO ended prior to the March 2024 compliance deadline. Mr. Dillon, who was appointed interim CEO on April 4, 2023, would have three years from that date to comply with the stock ownership guidelines in the event that he were to continue in that role indefinitely. We believe the implementation of stock ownership guidelines aligns our leadership team with our stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting.

COMPENSATION COMMITTEE
Randall S. Friedman, Chair Audrey P. Dunning Daniel M. Friedberg Emanuel P. N. Hilario Haydee Ortiz Olinger

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned by each of the NEOs in 2022 and 2021:

Name and Principal Position —————————————	Year ———	Salary ($) ————	Bonus ($)(1) ———	Option Awards ($)(2) ————	Stock Awards ($)(3) ————	Non-Equity Incentive Plan Compensation ($)(4) ——————	All Other Compensation ($) ——————		Total ($) ————
Bart C. Shuldman	2022	572,886	85,933	237,654	554,190	171,866	45,006	(5)	1,667,535
Chief Executive Officer	2021	530,450	—	237,804	555,607	373,967	44,169	(5)	1,741,997
Steven A. DeMartino	2022	380,841	38,084	84,108	196,560	76,168	25,150	(6)	800,911
President, Chief Financial Officer, Treasurer and Secretary	2021	352,631	—	110,656	196,157	165,737	24,474	(6)	849,655
Brent Richtsmeier	2022	324,000	35,920	52,812	123,760	51,840	22,092	(7)	610,424
Chief Technology Officer	2021	265,385	—	91,400	—	75,200	18,298	(7)	450,283

____________

(1)      Amounts represent discretionary bonuses awarded by the Compensation Committee based on 2022 performance.

(2)      Amounts reflect the grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718. The option awards were granted under the Company’s 2014 Equity Incentive Plan, as amended and restated in 2020. For information on the valuation assumptions with respect to these awards, refer to the notes to the Company’s financial statements in the Form 10-K for each of the years ended December 31, 2022 and 2021, as filed with the SEC. Please see the “Outstanding Equity Awards at 2022 Fiscal Year-End” for a description of option awards. There were no forfeitures of stock option awards by the NEOs during 2022. Upon his resignation as CEO, Mr. Shuldman’s unvested stock option awards were forfeited.

(3)      Amounts reflect the aggregate of the grant date fair value of PSUs and RSUs calculated in accordance with FASB ASC Topic 718. These awards were granted under the Company’s 2014 Equity Incentive Plan, as amended and restated in 2020. For information on the valuation assumptions with respect to the PSUs and RSUs reported in this column, refer to the notes to the Company’s financial statements in the Annual Report on Form 10-K for each of the years ended December 31, 2022 and 2021, as filed with the SEC. Please see the “Outstanding Equity Awards at 2022 Fiscal Year-End” for a description of equity compensation awards. PSU awards made to the NEOs in 2022 were forfeited in March 2023 upon a determination by the Compensation Committee that the performance conditions had not been satisfied. In addition, upon his resignation as CEO, Mr. Shuldman’s unvested PSUs and RSUs were forfeited.

(4)      Amounts represent incentive cash bonuses earned under the Company’s annual incentive cash bonus program.

(5)      Mr. Shuldman did not receive any separate compensation for his service as a director.

(6)      For Mr. Shuldman, the 2022 amount consists of an automobile allowance of $19,200, Company contributions under the Company’s 401(k) Plan of $9,150, life insurance and disability insurance premiums of $11,656 and tax return preparation fees of $5,000, and the 2021 amount consists of an automobile allowance of $19,200, Company contributions under the Company’s 401(k) Plan of $8,700, life insurance and disability insurance premiums of $11,269 and tax return preparation fees of $5,000.

(7)      For Mr. DeMartino, the 2022 amount consists of an automobile allowance of $12,000, Company contributions under the Company’s 401(k) Plan of $9,150, and life insurance and disability insurance premiums of $4,000, and the 2021 amount consists of an automobile allowance of $12,000, Company contributions under the Company’s 401(k) Plan of $8,700, and life insurance and disability insurance premiums of $3,774.

(8)      For Mr. Richtsmeier, the 2022 amount consists of Company contributions under the Company’s 401(k) Plan of $9,150 and life insurance and disability insurance premiums of $12,942, and the 2021 amount consists of Company contributions under the Company’s 401(k) Plan of $8,700 and life insurance and disability insurance premiums of $9,598.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table shows outstanding equity awards for the NEOs as of December 31, 2022:

	Option Awards				Stock Awards
Grant Date ——————	Number of Securities Underlying Unexercised Options (#) Exercisable(1) ——————	Number of Securities Underlying Unexercised Options (#) Unexercisable ——————	Option Exercise Price ($) —————	Option Expiration Date —————	Number of Units of Stock That Have Not Vested (#) —————	Market Value of Units of Stock That Have Not Vested ($)(2) —————
Bart C. Shuldman(3)
3/1/2013	22,500	—	7.89	3/1/2023	—	—
2/27/2014	50,000	—	11.61	2/27/2024	—	—
2/26/2015	50,000	—	6.76	2/26/2025	—	—
2/25/2016	98,200	—	7.17	2/25/2026	—	—
5/22/2017	82,100	—	8.30	5/22/2027	—	—
3/1/2018	76,400	—	13.65	3/1/2028	—	—
3/1/2018	—	—	—	—	—	—
2/27/2019	78,900	26,300	10.34	2/27/2029	—	—
2/27/2019	—	—	—	—	6,275	39,658
2/27/2020	38,150	38,150	9.80	2/27/2030	—	—
2/27/2020	—	—	—	—	12,150	76,788
4/30/2020	17,500	17,500	4.25	4/30/2030	—	—
3/4/2021	11,175	33,525	10.27	3/4/2031	—	—
3/4/2021	—	—	—	—	11,625	109,968
3/4/2021(4)	—	—	—	—	7,270	45,946
3/2/2022	—	48,600	9.10	3/2/2032	—	—
3/2/2022	—	—	—	—	17,400	109,968

Steven A. DeMartino
3/1/2013	20,000	—	7.89	3/01/2023	—	—
2/27/2014	15,000	—	11.61	2/27/2024	—	—
2/26/2015	40,000	—	6.76	2/26/2025	—	—
2/25/2016	30,700	—	7.17	2/25/2026	—	—
5/22/2017	25,700	—	8.30	5/22/2027	—	—
3/1/2018	36,400	—	13.65	3/1/2028	—	—
2/27/2019	27,825	9,275	10.34	2/27/2029	—	—
2/27/2019	—	—	—	—	2,225	14,062
2/27/2020	13,450	13,450	9.80	2/27/2030	—	—
2/27/2020	—	—	—	—	4,300	27,176
4/30/2020	12,500	12,500	4.25	4/30/2030	—	—
3/4/2021	5,200	15,600	10.27	3/4/2031	—	—
3/4/2021	—	—	—	—	4,125	26,070
3/4/2021(4)	—	—	—	—	2,562	16,192
3/2/2022	—	17,200	9.10	3/2/2032	—	—
3/2/2022	—	—	—	—	6,200	39,184

	Option Awards				Stock Awards
Grant Date ——————	Number of Securities Underlying Unexercised Options (#) Exercisable(1) ——————	Number of Securities Underlying Unexercised Options (#) Unexercisable ——————	Option Exercise Price ($) —————	Option Expiration Date —————	Number of Units of Stock That Have Not Vested (#) —————	Market Value of Units of Stock That Have Not Vested ($)(2) —————
Brent Richtsmeier
2/27/2020	2,500	2,500	9.80	2/27/2030	—	—
4/30/2020	3,750	3,750	4.25	4/30/2030	—	—
3/4/2021	2,500	7,500	10.27	3/4/2031	—	—
10/28/2021	1,250	3,750	14.59	10/28/2031	—	—
3/2/2022	—	10,800	9.10	3/2/2032	—	—
3/2/2022	—	—	—	—	3,900	24,648

____________

(1)      The option awards reflected in this table vest 25% per year over four years, except that, of the 50,000 stock options granted to Mr. Shuldman on each of February 27, 2014 and February 26, 2015, 25,000 stock options vested 25% per year over four years and 25,000 stock options vested 100% after five years.

(2)      The market value of RSUs and PSUs is calculated by multiplying the number of unvested units by the closing price of $6.32 per share of our common stock on December 30, 2022, which was the last trading day of the year.

(3)      Mr. Shuldman’s unvested awards were forfeited on April 4, 2023 upon his resignation as CEO.

(4)      The number of shares shown for the PSUs granted on March 4, 2021 is based on actual achievement of 82.6% of the target performance metric for the year ended December 31, 2021, resulting in a payout of 56.5% of the PSUs The shares underlying these PSUs granted to Mr. Shuldman and Mr. DeMartino vest in three equal installments on March 2, 2022, December 31, 2022 and December 31, 2023. PSUs granted on March 2, 2022 are not shown in the table because the threshold 2022 performance metric was not achieved and such awards were forfeited in March 2023.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

The Company is a party to certain agreements and maintains certain plans that may require payments be made, and/or benefits to be provided, to the NEOs: in the event that (i) a NEO’s employment is terminated other than for Cause, as defined below (a “Termination Event”), (ii) a Change in Control (as defined by the applicable agreement or plan) occurs (a “Change in Control Event”) or (iii) a Termination Event occurs or a NEO resigns for certain specified reasons within one year following a Change in Control Event (a “Change in Control and Termination Event”). The payments and benefits that each NEO may be entitled to receive upon a Termination Event, Change in Control Event or a Change in Control and Termination Event are described in the NEO’s employment agreement or severance agreement, the Company’s 2005 Equity Incentive Plan and the 2014 Equity Incentive Plan, as amended and restated, as applicable. None of the agreements for our NEOs include a gross up for any taxes as a result of golden parachute payments. Below is a description of the types of events that would trigger payments under these agreements and plans and the potential payments to each such NEO assuming that a triggering event occurred on December 31, 2022, the last day of our most recent fiscal year.

Employment and Severance Agreements

Mr. Shuldman

Effect of a Termination Without Cause.    Under the terms of an Amended and Restated Employment Agreement dated December 14, 2022 between Bart C. Shuldman and the Company (the “Employment Agreement”), if the Company were to terminate the Employment Agreement without Cause (other than a termination within 12 months after a Change in Control, as described below), Mr. Shuldman would be entitled to continue to receive (i) for two years following his termination, his annual base salary; (ii) from the date of termination until the earlier of (a) 18 months following such date and (b) the date on which he becomes eligible for coverage under the health care plan of another employer, reimbursement on an after-tax basis of all of his premiums for continuing his coverage and the coverage of his dependents who are covered at the time of termination, under COBRA; and (iii) for one year following his termination, his annual bonus for the year of termination, pro-rated for the portion of the fiscal year occurring prior to termination and payable in installments in connection with the Company’s regular payroll dates and payroll procedures.

Effect of a Termination Without Cause or a Termination by the Executive For Good Reason Within Twelve Months Following a Change in Control.    If a Change in Control were to occur and the Company were to terminate the Employment Agreement other than for Cause, or if Mr. Shuldman were to resign following a material diminution in his title, job responsibilities or authority, a material diminution in salary other than resulting from a reduction that applies generally to all senior management or specified relocations of Mr. Shuldman’s primary office location by more than 50 miles, within 12 months following a Change in Control, Mr. Shuldman would be entitled to receive (i) for three years after his termination, (a) his annual base salary, and (b) his annual target bonus; and (ii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; an automobile allowance; and certain service fees related to medical exams, income tax planning and estate planning). In addition, all stock options and other awards granted to Mr. Shuldman under the Company’s equity plans would immediately vest and any outstanding PSUs would vest at 100% of target.

Definitions.    The Employment Agreement defines Cause as a termination for the following reasons: (i) action or inaction by the executive that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the Board or officers of the Company, its successors or assigns or a commission of a crime of moral turpitude; (ii) material, repetitive, unjustified and unexcused refusal to follow the reasonable and lawful written instruction of the Board, and with respect to the first two refusals, the executive has been given reasonable written notice and explanation thereof and has failed to cure within 20 days; (iii) the commission or conviction of, or a plea of guilty or no contest by the executive to, any felony offense or any misdemeanor offense that affects the executive’s ability to carry out his obligations under the Employment Agreement, (iv) a material violation by the executive of any laws or regulations to which the Company or the executive is subject that in the reasonable judgment of the Board is reasonably likely to result in, or actually results in, material loss, damage or injury to the Company; (v) breach of the non-competition, non-solicitation, confidentiality or work product provisions of the Employment Agreement; or (vi) a material breach by the executive of the Standards. A Change in Control is defined in the Employment Agreement by reference to the definitions in Treasury Regulation Sections 1.409A-3(i)(5)(v), (vii) and (vi)(A)(2) of a “change in the ownership” of the Company, a “change in the ownership of a substantial portion of the assets” of the Company, or a “change in effective control” of the Company. These definitions generally indicate that a Change in Control has occurred if (1) a person, or more than one person acting as a group, acquires Company stock that constitutes, together with any other Company stock owned by such person or group, more than 50 percent of the total fair market value or voting power of the Company’s stock, (2) a person or group (other than certain related persons) acquires Company assets with a fair market value equal to at least 40 percent of the total gross fair market value of all Company assets prior to the acquisition, or (3) the majority of the Board is replaced during a 12-month period with directors whose appointment or election is not endorsed by a majority of the members of the Board prior to such appointment or election.

Receipt of severance benefits by Mr. Shuldman is conditioned on execution of a release of claims in favor of the Company.

Mr. DeMartino and Mr. Richtsmeier

Definitions.    The severance agreements to which Mr. DeMartino and Mr. Richtsmeier are parties generally define Cause as a termination for the following reasons: (i) action or inaction by the NEO that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the Board or officers of the Company or a commission of a crime of moral turpitude; (ii) material, repetitive, unjustified and unexcused refusal to follow the reasonable and lawful written instruction of the Board or the Company’s CEO; or (iii) death or disability. A Change in Control is generally defined in each agreement to include (i) a merger of the Company with another company where the majority of the board of directors of the surviving company is not comprised of directors of the Company in office immediately prior to the transaction, (ii) a change in the Board of the Company such that, after an election, a majority of the directors in office are not directors that were nominated by two-thirds of the Board prior to the election or (iii) a complete liquidation of the Company. Receipt of the severance benefits described below is conditioned on execution by the NEO of a release of claims in favor of the Company.

Effect of a Termination Without Cause.    Under the terms of a Severance Agreement with Steven A. DeMartino dated June 1, 2004, as amended, if the Company were to terminate the employment of Mr. DeMartino without Cause (other than a termination within 12 months of a Change in Control, as described below), Mr. DeMartino would be entitled to continue to receive, for one year following the date of termination (i) his annual base salary, payable in installments on the first day of each month, (ii) a pro rata portion of his annual target bonus for the year of termination, payable in installments on the first day of each month, and (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; and an automobile allowance).

Under the terms of a Severance Agreement with Brent Richtsmeier, dated January 1, 2021, if the Company were to terminate the employment of Mr. Richtsmeier without Cause (other than a termination within 12 months of a Change in Control, as described below), Mr. Richtsmeier would be entitled to continue to receive, for six months following the date of termination (i) payment on the first business day of each month of one twelfth of his annual base salary, (ii) a pro rata portion of his annual target bonus for the year of termination, payable in installments on the first day of each month, and (iii) group medical and dental benefits, subject to any employee contribution applicable to Mr. Richtsmeier on the date of termination.

Effect of a Termination Without Cause or a Termination by the Executive For Good Reason Within Twelve Months of a Change in Control.    If a Change in Control were to occur and the employment of Mr. DeMartino were terminated other than for Cause, or if he were to resign following a significant reduction in the nature or scope of his responsibilities or authorities, a decrease in salary other than resulting from a reduction that applies generally to all management personnel or specified relocations of the Company’s facilities, within 12 months of a Change in Control, Mr. DeMartino would be entitled to receive for two years after his termination (i) his annual base salary, payable in installments on the first day of each month, (ii) annual target bonus, payable in installments on the first day of each month, and (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; and an automobile allowance). In addition, all stock options and other awards granted to Mr. DeMartino would immediately vest and any outstanding PSUs would vest at 100% of target.

If a Change in Control were to occur, and Mr. Richtsmeier’s employment were terminated other than for Cause within 12 months after the Change in Control, Mr. Richtsmeier would be entitled to continue to receive, for a period of one year from the date of termination, (i) his annual base salary, payable in installments on the first business day of each month, (ii) his annual target bonus, payable in installments on the first business day of each month, and (iii) group medical and dental benefits, subject to any employee contribution applicable to Mr. Richtsmeier on the date of termination. In addition, all stock options granted to Mr. Richtsmeier would immediately vest.

Equity Plans

2005 Equity Incentive Plan and 2014 Equity Incentive Plan.    The terms of the Company’s 2005 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan, as amended and restated in 2020, provide that all awards issued under the applicable plan would accelerate and either become exercisable or vest, as applicable, immediately prior to any of the following: (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not the Company or a publicly owned corporation (or a subsidiary thereof) in which the stockholders of the Company immediately prior to the transaction continue to beneficially own 50% or more of the voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all of the Company’s assets, or (iii) any acquisition of 50% or more of the voting securities of the Company excluding acquisitions by specified parties. Upon the occurrence of some of the foregoing Change in Control events, stock or other property to be delivered upon acceleration of any award may be placed in escrow, rather than actually delivered, under terms set by the Compensation Committee. In the event of a dissolution or liquidation of the Company, prior to such transaction, (i) under the 2005 Equity Incentive Plan, any award requiring exercise will become fully exercisable and the delivery of shares remaining deliverable under any outstanding RSUs, PSUs or other stock unit awards will be accelerated and (ii) under the 2014 Equity Incentive Plan, as amended and restated in 2020, the plan administrator may, but is not required to, accelerate and make exercisable any award requiring exercise and/or accelerate the delivery of shares remaining deliverable under any outstanding RSUs, PSUs or other stock unit awards.

Payments upon a Change in Control

The following table summarizes acceleration of awards that would have occurred if a Change in Control had occurred on December 31, 2022 that triggered acceleration of all of the equity awards outstanding to each NEO under the 2005 Equity Incentive Plan and the 2014 Equity Incentive Plan, as amended and restated in 2020, that accelerate either by their terms or the terms of the applicable plan:

Name ————	Stock Awards(1) ——————	Option Awards(2) ——————	Total ——————
Bart C. Shuldman	$391,775	$72,450	$464,225
Steven A. DeMartino	138,868	51,750	190,618
Brent Richtsmeier	24,648	15,750	40,398

____________

(1)      Accelerated RSUs (including PSUs for which the performance period was complete) were valued using the closing price of $6.32 per share of our common stock on December 30, 2022, which was the last trading day of the year. Upon a Change in Control Event, performance-based awards for which the performance period has not been completed vest at target.

(2)      Accelerated stock options were valued using the spread between the exercise price of the applicable award and the closing price of $6.32 per share of our common stock on December 30, 2022, which was the last trading day of the year, with underwater options valued at $0.

Payment upon a Termination Without Cause

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a termination without Cause occurred on December 31, 2022, the last day of the Company’s fiscal year.

Name ————	Base Salary ——————	Bonus ——————	Benefits(1) —————	Stock Options —————	Stock Awards —————	Total —————
Bart C. Shuldman	$1,145,722	$429,665	$42,473	$—	$—	$1,617,860
Steven A. DeMartino	380,841	190,421	45,314	—	—	616,575
Brent Richtsmeier	162,000	64,800	6,314	—	—	233,114

____________

The following assumptions were used to calculate these payments:

(1)      Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company’s cost of medical premiums is included here. For Mr. Shuldman, this column represents the estimated cost of reimbursement of COBRA premiums for 18 months at his current benefit level.

Payment upon a Termination Without Cause or by the NEO for Good Reason and a Change in Control

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a Change in Control and a termination without Cause or a termination by the NEO for Good Reason occurred on December 31, 2022, the last day of the Company’s fiscal year.

Name ————	Base Salary ——————	Bonus ——————	Benefits(1) ——————	Stock Options(2) ——————	Stock Awards(3) ——————	Total ——————
Bart C. Shuldman	$1,718,658	$1,288,994	$42,473	$72,450	$391,775	$3,514,350
Steven A. DeMartino	761,682	380,841	90,628	51,750	138,868	1,423,769
Brent Richtsmeier	324,000	129,600	12,628	15,750	24,648	506,626

____________

The following assumptions were used to calculate these payments:

(1)      Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company’s cost of medical premiums is included here. For Mr. Shuldman, this column represents the estimated cost of reimbursement of COBRA premiums for 18 months at his current benefit level.

(2)      Accelerated stock options were valued using the spread between the exercise price of the applicable award and the closing price of $6.32 per share of our common stock on December 30, 2022, which was the last trading day of the year, with underwater options valued at $0.

(3)      Accelerated RSUs (including PSUs for which the performance period was complete) were valued using the closing price of $6.32 per share of our common stock on December 30, 2022, which was the last trading day of the year. Upon a Change in Control, performance-based awards for which the performance period has not yet been completed vest at target.

Non-Competition, Non-Solicitation and Confidentiality Provisions

Pursuant to the Employment Agreement, Mr. Shuldman agrees that for two years following termination of his employment, that he will not directly or indirectly engage in any business or activity which is competitive with the Business of the Company in any part of the world in which the Company is at the time of Executive’s termination engaged in selling its products directly or indirectly. Further, during this period, Mr. Shuldman agrees not to attempt to recruit any employees of the Company or encourage them to leave the Company, not to solicit, call on, service or enter into an agreement with any of the Company’s customers, and not to encourage any of the Company’s vendors, suppliers or business partners with whom he has had contact in the previous 12 months to terminate or diminish their relationships with the Company. The Employment Agreement also contains provisions governing the treatment, storage and use of confidential information. The Employment Agreement provides that if these non-competition, non-solicitation or confidentiality provisions are breached, severance payments immediately cease. The other NEOs have similar provisions in their respective severance agreements, except that the non-competition and non-solicitation provisions apply for six months following the occurrence of termination without Cause and for one year following the occurrence of a termination without Cause or a termination by the NEO for Good Reason within 12 months of a Change in Control.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.

Pay Versus Performance Table

The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years 2022 and 2021. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.

Year ———	Summary Compensation Table Total for PEO ($)(1)(2) ———————	Compensation Actually Paid to PEO ($)(1)(3) ——————	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)(4) ——————	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)(5) ——————	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(6) ——————	Net Loss ($)(7) (in thousands) ———————
2022	$1,667,535	$688,067	$705,668	$451,689	$89.02	$(5,936)
2021	$1,741,997	$2,160,909	$649,969	$719,064	$153.52	$(4,041)

____________

(1)      During fiscal years 2022 and 2021, the PEO was Bart C. Shuldman. During fiscal years 2022 and 2021, the non-PEO named executive officers (NEOs) were Steve A. DeMartino and Brent Richtsmeier.

(2)      The dollar amounts reported are the amounts of total compensation reported for Mr. Shuldman for the applicable fiscal year in the “Total” column of the Summary Compensation Table (SCT).

(3)      The following table sets forth the adjustments made to the SCT total for each year represented in the pay versus performance table to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K:

	2022 ———————	2021 ———————
SCT Total for PEO	$1,667,535	$1,741,997
Less: Amount reported under the “Stock Awards” column in the SCT	$(554,190)	$(555,607)
Less: Amounts reported under the “Option Awards” column in the SCT	$(237,654)	$(237,804)
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$622,542	$809,614
(Deduct) add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(483,140)	$331,459
(Deduct) add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$(144,004)	$71,250
Less: Fair value at end of prior fiscal year of any awards granted in any prior fiscal year that fail to meet applicable vesting conditions during the fiscal year	$(183,002)	$—
Total Adjustments	$(979,468)	$418,912
Compensation Actually Paid to PEO	$688,067	$2,160,909

Assumptions used in the fair valuation of equity awards for the adjustments described above to calculate compensation actually paid to the PEO were not materially different from those used in the Company’s grant date fair value calculations as described in Notes 2 and 3 to the SCT.

(4)      The dollar amounts reported represent the average of the amounts reported for the non-PEO NEOs for the applicable fiscal year in the “Total” column of the Summary Compensation Table.

(5)      The following table sets forth the adjustments made, on an average basis, to the average SCT total for each year represented in the pay versus performance table to arrive at “average compensation actually paid” to our non-PEO NEOs:

	2022 ———————	2021 ———————
Average SCT Total for Non-PEO NEOs	$705,668	$649,969
Less: Amount reported under the “Stock Awards” column in the SCT	$(160,160)	$(98,079)
Less: Amounts reported under the “Option Awards” column in the SCT	$(68,460)	$(101,028)
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$179,692	$197,613
(Deduct) add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(147,536)	$58,429
Deduct (add): Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$(25,268)	$12,160
Less: Fair value at end of prior fiscal year of any awards granted in any prior fiscal year that fail to meet applicable vesting conditions during the fiscal year	$(32,248)	$—
Total Adjustments	$(253,979)	$69,095
Average Compensation Actually Paid to Non-PEO NEOs	$451,689	$719,064

Assumptions used in the fair valuation of equity awards for the adjustments described above to calculate average compensation actually paid to the Non-PEO NEOs were not materially different from those used in the Company’s grant date fair value calculations as described in Notes 2 and 3 to the SCT.

(6)      The amounts reported represent the measurement period value of an investment of $100 in our stock on December 31, 2020 (the last trading day before the 2021 fiscal year), and then valued again on each of December 31, 2021 (the last trading day of the 2021 fiscal year) and December 30, 2022 (the last trading day of the 2022 fiscal year), based on the closing price per share of the Company’s common stock as of such dates.

(7)      The amounts reported represent net loss for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States. Effective April 1, 2022, the Company changed its method of inventory valuation from standard cost (which approximated actual cost on a “first-in, first-out” basis) to the average cost method of inventory accounting. Prior period net loss has been adjusted to apply the new method retrospectively.

Narrative Disclosure to Pay Versus Performance Table

The graphs below display the relationship between compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s total shareholder return (based on a fixed investment of $100 on December 31, 2020) and net loss for the years presented.

CAP vs. Total Shareholder Return
Compensation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$160
$140
$120
$100
$80
$60
$40
$20
$-
TACT Total Shareholder Return
2021
2022
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
TACT Total Shareholder Return of $100 invested on 12/31/20

CAP vs. Net Loss
Compensation Actually Paid
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Net Loss
$-
$(2,000,000)
$(4,000,000)
$(6,000,000)
$(8,000,000)
2021
2022
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Loss

DIRECTOR COMPENSATION FOR FISCAL YEAR 2022

The following table sets forth information concerning the compensation of directors for fiscal year 2022:

Name(1) —————	Fees Earned or Paid in Cash ($) ———————	Stock Awards ($)(2) ———————	Total ———————
John M. Dillon	$40,000	$45,500	$85,500
Audrey P. Dunning	30,000	41,344	71,344
Daniel M. Friedberg	30,000	41,344	71,344
Randall S. Friedman	40,000	45,500	85,500
Emanuel P. N. Hilario	40,000	45,500	85,500
Haydee Ortiz Olinger	58,750	45,500	104,250

____________

(1)      Mr. Shuldman received no additional compensation for his service as a director. The compensation received by Mr. Shuldman as an employee is shown in the Summary Compensation Table. Mr. Dillon received compensation as a non-employee director in 2022. While he is serving as CEO, Mr. Dillon is not expected to receive any additional compensation for his service as a director.

(2)      On March 2, 2022, Mr. Dillon, Mr. Friedman, Mr. Hilario and Ms. Olinger were each awarded 5,000 RSUs granted under the Company’s 2014 Equity Incentive Plan, as amended and restated in 2020, which were unvested as of December 31, 2022. Ms. Dunning and Mr. Friedberg joined the Board on March 30, 2022 and were each awarded 6,800 RSUs, granted under the Company’s 2014 Equity Incentive Plan, as amended and restated in 2020, on May 4, 2022, which awards were unvested as of December 31, 2022. The RSUs vest at the rate of 25% per year beginning on the first anniversary of the date of grant. The amounts shown represent the grant date fair value of the RSUs granted in 2022 calculated in accordance with Compensation — Stock Compensation Topic of FASB ASC 780.

For 2022, each non-employee director of the Company received a retainer of $10,000 in each quarter of 2022 as compensation for services rendered, paid at the start of each quarter. Ms. Dunning and Mr. Friedberg received this retainer for each of the last three quarters of 2022 after joining the Board on March 30, 2022. Ms. Olinger, who was elected Chair of the Board in March 2022, received an additional retainer of $18,750, representing the pro-rated portion of the annual cash retainer of $25,000 payable to a non-employee director serving as Chair of the Board. Directors are also reimbursed for reasonable expenses incurred in attending meetings. The Company does not separately compensate directors for service on any Committee of the Board.

Each non-employee director receives total equity compensation of approximately $45,000 awarded through RSUs that will convert to common stock on a one-to-one basis and vest 25% per year over four years. The Compensation Committee believes that the equity component of the Board’s compensation aligns the Board with the Company’s stockholders and long-term performance growth, and is comparable to the compensation of directors of other similar-sized public companies. The number of RSUs awarded is calculated based on the closing share price on the day of grant. In 2022, each non-employee director received a grant of 5,000 RSUs, pursuant to the terms of the Company’s 2014 Equity Incentive Plan, as amended and restated in 2020, except that Ms. Dunning and Mr. Friedberg, who joined the Board on March 30, 2022, each received an award of 6,800 RSUs, pursuant to the terms of the Company’s 2014 Equity Incentive Plan, as amended and restated in 2020. The RSU awards vest at the rate of 25% per year beginning on the first anniversary of the date of grant.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with applicable rules promulgated by the SEC and the By-Laws. Proposals that are eligible under applicable SEC rules to be included in next year’s proxy materials must be received by the Secretary of the Company at the principal executive offices of the Company on or before December 23, 2023 (except that if the 2024 Annual Meeting is changed by more than 30 days from the anniversary of the 2023 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send the proxy materials). Under the By-Laws, other business proposals that a stockholder wishes to have considered at the 2024 Annual Meeting, but which are not included in the Company’s proxy materials (with such proposals being referred to as “floor proposals”), may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of the Company no later than February 21, 2024 and not earlier than January 22, 2024. Such notice must contain the information required in the By-Laws.

All stockholder proposals and notices of nomination (described below) should be addressed to TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary. A proxy granted by a stockholder will give discretionary authority to the proxies named therein to vote on any floor proposals if properly brought before the meeting and subject to applicable SEC rules.

PROCEDURES FOR SUBMITTING DIRECTOR NOMINATIONS AND RECOMMENDATIONS

Stockholders may nominate candidates for election to the Board if the proper nomination procedures specified in the By-Laws are followed. Under the By-Laws, all nominations for director to be included in the Company’s proxy materials for the 2023 Annual Meeting made by stockholders entitled to vote thereat must be set forth in a notice that contains the information required by the By-Laws, and such notice of nomination must be received by the Secretary of the Company no later than February 21, 2024 and not earlier than January 22, 2024. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least 10 days before the last day an eligible stockholder may deliver a notice of nomination in accordance with the preceding sentence, such notice of nomination will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Company at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. In no event will an adjournment, or postponement of an Annual Meeting of Stockholders for which notice has been given, commence a new time period for stockholders to deliver a notice of nomination.

In addition to complying with the By-Laws, to comply with Rule 14a-19 under the universal proxy rules adopted by the SEC, stockholders who intend to solicit proxies in support of director nominees other than the Company nominees in connection with the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and is postmarked or submitted to the Company electronically no later than April 8, 2024, except that if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2023 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the tenth calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company.

POLICY REGARDING STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The process for stockholders to communicate with the Board, or with any Committee or director(s), is set forth in the Policy Regarding Security Holder Communications with the Board of Directors. This policy is available on the Company’s website under the “Corporate Governance” tab on the “Investor Relations” page at www.transact-tech.com/corporate-governance.

EXHIBIT I

TRANSACT TECHNOLOGIES INCORPORATED
2014 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED IN 2023

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 2,900,000. Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. The number of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award will not again be available for issuance under the Plan. Upon the settlement of any SAR issued under the Plan, the gross number of shares of Stock used to determine the settlement value will be treated as having been delivered for purpose of this Section 4(a). For the avoidance of doubt, shares of Stock underlying the portion of any Award that is settled in cash or the portion of any Award that expires, terminates or is forfeited prior to the issuance of Stock thereunder shall not be treated as having been delivered. The limit set forth in this Section 4(a) will be construed to comply with Section 422 and regulations thereunder. To the extent consistent with the requirements of Section 422 and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Individual Annual Award Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards payable, to any person in any calendar year:

(1)	Stock Options: 500,000 shares of Stock.
(2)	SARs: 500,000 shares of Stock.
(3)	Awards other than Stock Options, SARs or Cash Awards: 500,000 shares of Stock.
(4)	Cash Awards: $1,500,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein as determined by the Administrator.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations as the Administrator may impose.

(4) Vesting. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Notwithstanding any provisions of the Plan to the contrary, all Awards granted to a Participant under the Plan shall be subject to a minimum vesting period of not less than one year from the date of grant; provided, however, that the Committee may provide for the grant of an Award without a minimum vesting period with respect to Awards for no more than an aggregate of five percent of the total number of shares of Stock authorized for issuance under Section 4(a) of the Plan, upon such terms and conditions as the Committee shall determine. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or voluntary resignation from active employment at or after age 55, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or voluntary resignation from active employment at or after age 55 or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the Administrator determines that such cessation of Employment has resulted for reasons or in circumstances that cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.

(6) Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements, in either case, as calculated at the applicable minimum statutory rate; provided the Administrator, in consideration of applicable accounting standards, has full discretion to either (i) allow Participants to elect or (ii) otherwise direct as a general rule, to have shares of Stock withheld or delivered for taxes at an amount greater than the applicable minimum statutory amount.

(7) Dividend Equivalents, etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award (other than Awards of ISOs, NSOs and SARs) whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions shall be subject to the same limits or restrictions as the underlying Award with respect to which such dividends or dividend equivalents are credited. For the avoidance of doubt, to the extent an Award is terminated, cancelled or forfeited in whole or in part, due to failure to meet performance conditions or otherwise, any dividends or dividend equivalents credited with respect to such Award shall be terminated, cancelled or forfeited at the same time and to the same extent as such Award.

(8) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Performance Awards. In the case of any Performance Award (other than a Stock Option or SAR), the Administrator will establish the applicable Performance Criterion or Criteria in writing and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.

(10) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).

(11) Section 409A. The Plan and all Awards subject to Section 409A are intended to comply with, or be exempt from, Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith; provided no guarantee or warranty of such compliance or exemption is made to any individual. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Section 409A, the Administrator may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions as deemed appropriate by the Committee to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Section 409A. In the event that a Participant is a “specified employee” within the meaning of Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following the month in which such Participant’s separation from service occurs or (ii) the tenth business day following such Participant’s death (but not earlier than if such delay had not applied). A Participant’s right to receive any installment payments under an Award agreement, including without limitation as the result of any deferral of an Award in accordance with Section 409A, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. Notwithstanding anything contained in the Plan or in an Award agreement to the contrary, neither the Company, any member of the Committee nor any subsidiary shall have any liability or obligation to any Participant or any other Person for taxes, interest, penalties or fines (including without limitation any of the foregoing resulting from the failure of any Award granted hereunder to comply with, or be exempt from, Section 409A). Any Award that is to be settled or paid upon a termination of employment or service and that constitutes “non-qualified deferred compensation” under Section 409A shall not be paid or settled unless such termination of employment or service constitutes a “separation from service” within the meaning of Section 409A.

(12) Fair Market Value. Fair market value means, on any given date (i) if the shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market, the closing sales price for such shares as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported); (ii) if clause (i) does not apply, then if the shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for the shares on the day of determination (or, if no bids and asks were reported on that date, on the last trading date such bids and asks were reported); or (iii) if neither clause (i) nor clause (ii) applies, such value as the Administrator in its discretion may in good faith determine in accordance with Section 409A (and, with respect to ISOs, in accordance with Section 422).

(b) Stock Options and SARs

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than with stockholder approval.

(3) Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Change in Control. In the event of a Change in Control, each Stock Option and SAR will become fully exercisable, any restrictions on each outstanding share of Stock will lapse, and each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will become vested and the delivery of shares of Stock deliverable under each such Stock Unit will be accelerated and such shares will be delivered (with Performance Awards to be deemed achieved at the target level of performance, if applicable), in each case prior to the Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the vesting or delivery of the shares, as the case may be, to participate as a stockholder in the Change in Control. Notwithstanding the foregoing, payment of any amount constituting “nonqualified deferred compensation” subject to Section 409A will be accelerated pursuant to this Section 7(a) only if the event or circumstances constituting the Change in Control would also qualify as a “change in control event” under Section 1.409A-3(i)(5) of the Treasury Regulations.

(b) Covered Transactions. After giving effect to Section 7(a) above to the extent applicable, and except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor.

(2) Cash-Out of Awards. Subject to Section 7(b)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. Subject to Section 7(b)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock that have not vested pursuant to Section 7(a) above or otherwise, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(b)(1) above.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(b)(2) or Section 7(b)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the

Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(b)(2) above or acceleration under Section 7(b)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(c) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(c)(1) above to take into account distributions to stockholders other than those provided for in Section 7(b) and 7(c)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

12. LIMITATION OF LIABILITY

Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 12 will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for any payment in connection with any such acceleration of income or additional tax.

13. ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

14. GOVERNING LAW

(a) Certain Requirements. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 13 or as provided in Section 14(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Connecticut without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Connecticut for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Connecticut; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation and Corporate Governance Committee, except that the Compensation and Corporate Governance Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Change in Control”: Any of (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not, and is not a subsidiary of, a publicly owned corporation in which the stockholders of the Company immediately prior to the transaction continue to own beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all the Company’s assets, or (iii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company. As used herein, “voting power” means ordinary voting power for the election of directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: TransAct Technologies Incorporated.

“Covered Transaction”: Any of (i) a reorganization, merger, consolidation or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Committee. The Date of Adoption of the Plan is April 17, 2023.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or an Affiliate. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. Unless otherwise determined by the Administrator, Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or any other financial, strategic or other criteria as may be determined by the Administrator. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. Awards may be adjusted as set forth in the Award agreement or as otherwise provided by the Administrator to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria or under such other circumstances as may be determined by the Administrator in its discretion.

“Plan”: The TransAct Technologies Incorporated 2014 Equity Incentive Plan, as amended and restated in 2023, as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

TRANSACT TECHNOLOGIES INCORPORATED ONE HAMDEN CENTER 2319 WHITNEY AVENUE, SUITE 3B HAMDEN, CT 06518 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TACT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06708-P90522 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRANSACT TECHNOLOGIES INCORPORATED THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING NOMINEES: 1. Election of Directors Nominees: For Withhold 01) Daniel M. Friedberg 02) 02) Audrey P. Dunning THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 2, 3 AND 4. For Against Abstain 2. RATIFICATION OF THE SELECTION OF MARCUM LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023. 3. APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. 4. APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED IN 2023 TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER SUCH PLAN. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof, to the extent permitted by Rule 14a - 4(C) of the Security Exchange Act of 1934, as amended. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2022 Annual Report are available at www.proxyvote.com. V06709-P90522 TRANSACT TECHNOLOGIES INCORPORATED Annual Meeting of Stockholders June 6, 2023 at 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder of TransAct Technologies Incorporated (the “Company”) does hereby nominate, constitute and appoint John M. Dillon and Steven A. DeMartino, or either of them, with full power to act alone, as his, her or its true and lawful attorney and proxy with full power of substitution and re - substitution, for and in the undersigned’s name, place and stead to attend and vote all of the shares of Common Stock of the Company standing in the name of the undersigned and entitled to vote, at the Annual Meeting of its Stockholders to be held virtually on June 6, 2023 at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/TACT2023, or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present as follows: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION AS SET FORTH BELOW: • FOR PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF DANIEL M. FRIEDBERG AND AUDREY P. DUNNING • FOR PROPOSAL 2, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023. • FOR PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. • FOR PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED IN 2023 TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER SUCH PLAN. THE PROXIES (AND THEIR SUBSTITUTES) ARE AUTHORIZED, ACTING INDIVIDUALLY, TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT UPON SUCH OTHER BUSINESS (INCLUDING THE ELECTION OF SUBSTITUTE NOMINEES IF ONE OF THE NOMINEES LISTED ON THIS PROXY CARD BECOMES UNABLE TO SERVE) AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. We encourage you to retain the 16 - digit control number printed on this proxy card even if you submit your proxy vote over the Internet, by telephone or by mail prior to the Annual Meeting. You will need your control number in order to ask questions or vote at the virtual meeting. Continued and to be signed on reverse side